                                                                    EXHIBIT 99.3


[CLIFFORD CHANCE LOGO]                   LIMITED LIABILITY PARTNERSHIP
                                         ADVOCATEN BELASTINGADVISEURS SOLICITORS

                        FORM OF SHARE PURCHASE AGREEMENT

                          dated as of 28 February 2003

                                      among

                           RELIANT ENERGY EUROPE INC.,

                                as Seller No. 1,

                RELIANT ENERGY WHOLESALE (Europe) HOLDINGS B.V.,

                                as Seller No. 2,

                                   n.v. NUON,

                                  as Purchaser

                                       and

                            RELIANT RESOURCES, INC.,

                              as Sellers' Guarantor

           ----------------------------------------------------------
                         SALE AND PURCHASE OF SHARES IN
                           RELIANT ENERGY EUROPE B.V.
           ----------------------------------------------------------

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                                    CONTENTS

ARTICLE                                                                                                 PAGE
1.     Definitions And Interpretation.................................................................    4
2.     Sale, Purchase And Purchase Price..............................................................   15
3.     Representations And Warranties Regarding The Companies.........................................   22
4.     Representations And Warranties Regarding The Sellers And The Sellers' Guarantor................   34
5.     Representations And Warranties Regarding The Purchaser.........................................   36
6.     Specific Indemnities Of The Sellers............................................................   37
7.     Due Diligence Investigation....................................................................   38
8.     Covenants Of The Purchaser.....................................................................   38
9.     Covenants Of The Sellers.......................................................................   39
10.    Covenants Of All Parties.......................................................................   46
11.    Obligations Of The Sellers' Guarantor..........................................................   47
12.    Pre-Closing Termination And Abandonment........................................................   47
13.    Conditions Precedent To Closing................................................................   49
14.    Closing........................................................................................   50
15.    Remedies Pre-Closing Breaches..................................................................   53
16.    Sellers' Warranties Indemnification............................................................   54
17.    Limitation Of Sellers' Liability...............................................................   54
18.    Claim Procedures...............................................................................   56
19.    Indemnity By The Purchaser.....................................................................   58
20.    Conduct Of Tax Affairs.........................................................................   59
21.    Notices........................................................................................   61
22.    Governing Law And Dispute Resolution...........................................................   63
23.    No Rescission..................................................................................   64
24.    Miscellaneous..................................................................................   64

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THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made on this 28th day of
February 2003

AMONG:

1. RELIANT ENERGY EUROPE INC., a company incorporated under the laws of the State of Delaware, United States of America and having its principal place of business at 1111 Louisiana Street, Houston, Texas, United States of America (the "SELLER NO. 1");

2. RELIANT ENERGY WHOLESALE (EUROPE) HOLDINGS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) registered and incorporated under the laws of The Netherlands and having its seat (statutaire zetel) in Utrecht, The Netherlands and its principal place of business at Beech Avenue 1, 1119 RA Schiphol-Rijk, The Netherlands and registered with the Commercial Register at Amsterdam, The Netherlands, under file number 34116644 (the "SELLER NO. 2");

3. N.V. NUON, a public company with limited liability (naamloze vennootschap) registered and incorporated under the laws of The Netherlands and having its seat (statutaire zetel) in Amsterdam, The Netherlands and its principal place of business at Spaklerweg 20, 1096 Amsterdam, The Netherlands and registered with the Commercial Register at Amsterdam, The Netherlands, under file number 34108286 (the "PURCHASER"); and

4. RELIANT RESOURCES, INC., a company incorporated under the laws of the State of Delaware, the United States of America and having its principal place of business at 1111 Louisiana Street, Houston, Texas, United States of America (the "SELLERS' GUARANTOR").

Seller No. 1 and Seller No. 2 are hereinafter jointly referred to as the "SELLERS". The Sellers, the Purchaser and the Sellers' Guarantor are hereinafter jointly referred to as the "PARTIES" and each individually as a "PARTY".

WHEREAS:

(A) On the date of this Agreement and on the Closing Date, Seller No. 1 holds ninety nine point five percent (99.5%) and Seller No. 2 holds zero point five percent (0.5%) of all outstanding shares of Reliant Energy Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) registered and incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Utrecht, The Netherlands and having its principal place of business at Beech Avenue 1-19, 1119 RA Schiphol-Rijk, The Netherlands and registered with the Commercial Register at Amsterdam, The Netherlands, under file number 34129971 (the "COMPANY");

(B) On the date of this Agreement and on the Closing Date, the Company holds all outstanding shares of Reliant Energy Power Generation Benelux B.V., formerly known as N.V. Energieproduktiebedrijf UNA, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) registered and incorporated under the laws of The Netherlands and having its seat (statutaire zetel) in Utrecht, The Netherlands and its principal place of business at Keulsekade 181, 3534 AC Utrecht, The Netherlands

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         and registered with the Commercial Register at Utrecht, The
         Netherlands, under file number 30084656 ("REPGB");

(C) On the date of this Agreement and on the Closing Date, REPGB holds all outstanding shares of Reliant Energy Trading & Marketing B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) registered and incorporated under the laws of The Netherlands and having its seat (statutaire zetel) in Amsterdam, The Netherlands and its principal place of business at Beech Avenue 1-19, 1119 RA Schiphol-Rijk, The Netherlands, and registered with the Commercial Register at Amsterdam, The Netherlands under file number 30141690 ("RETM");

(D) REPGB jointly with RETM and with its other Subsidiaries conducts the European electricity generation and power, gas and fuel products marketing, trading and structured products businesses of the Sellers' Guarantor (such businesses being referred to as "RELIANT ENERGY EUROPE");

(E) The Sellers wish to sell and the Purchaser wishes to purchase Reliant Energy Europe in a single and indivisible transaction by means of a sale and purchase of all the issued and outstanding shares in the capital of the Company (the "SHARES"); and

(F) The notification and consultation procedures pursuant to the Dutch Merger Code (SER-besluit Fusiegedragsregels 2000) and the Works Council Act (Wet op de ondernemingsraden) with respect to the transactions contemplated in this Agreement have been complied with and all relevant Works Councils have rendered advice with respect to the transactions contemplated in this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings, except as the context may otherwise require:

         "ACCOUNTING STANDARDS" means the accounting policies, principles and practices (and their particular application) adopted and consistently applied by the Companies in the preparation of the consolidated annual accounts of the two (2) financial years preceding the financial year for which the Audited Accounts are prepared and furthermore in accordance with Dutch GAAP and Title 9 of Book 2 of the Dutch Civil Code;

         "ACTION" means any material claim, action, suit or proceeding, whether before any court, arbitrator, arbitration panel or Governmental Entity and any investigation relating to the same;

         "ADVISORS" has the meaning ascribed to it in Article 7.1;

         "AFFILIATE" means in relation to a company, a legal entity that is (directly or indirectly): (i) a subsidiary of that company, (ii) a parent of that company or (iii) a subsidiary of a parent, which is also a parent of that company;

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         "AGREEMENT" means this agreement regarding the sale and purchase of the
         Shares, including the content of the Annexes to this Agreement and the content of the Appendices to the Annexes to this Agreement;

         "APPLICABLE LAW" means in relation to a person any Judgment or any statute, law, ordinance (verordening), rule (beleidsregel) or regulation of a Governmental Entity applicable to that person;

         "ASSETS" means the assets owned by any of the Companies each individually representing a value of at least five million Euro ((euro) 5,000,000);

         "AUDITED ACCOUNTS" means the audited consolidated financial statements of REPGB for the financial year ended at the Last Accounting Date, attached as Annex 1 to this Agreement, consisting of a consolidated balance sheet as at the Last Accounting Date and a consolidated profit and loss account for the year ended at the Last Accounting Date, as well as all notes thereto, all prepared in accordance with the Accounting Standards;

         "AUDITOR'S STATEMENT" has the meaning ascribed to it in Article 2.3.4;

         "BROKER" has the meaning ascribed to it in Article 3.20;

         "BUSINESS DAY" means a day, other than (i) a Saturday, Sunday or official public holiday in any of Amsterdam, The Netherlands, London, United Kingdom or Houston, Texas, United States of America or (ii) a day on which commercial banking institutions in Amsterdam, London or Houston are authorised or obligated to be closed;

         "BUSINESS PREMISES" has the meaning ascribed to it in Article 3.8.2;

         "CASH PAYMENT" means the cash payment to be determined on the basis of the table as set forth in ANNEX 2 to this Agreement, which cash payment amount will have been reduced by the Preliminary Net Cash Reduction;

         "CLAIM NOTICE" has the meaning ascribed to it in Article 18.1.1;

         "CLOSING" means the finalisation of the sale, purchase and transfer of the Shares as contemplated in Article 14;

         "CLOSING DATE" has the meaning ascribed to it in Article 14.1;

         "COMPANY" has the meaning ascribed to it in Recital (A);

         "COMPANIES" means the Company and all Subsidiaries;

         "CONFIDENTIALITY AGREEMENTS" means the Purchaser's Confidentiality Agreement and the Sellers' Confidentiality Agreement jointly;

         "CONSENT" means consent, approval or authorisation of any Governmental Entity under any Applicable Law;

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         "CONTINGENT PURCHASE PRICE" means ninety per cent (90%) of the NEA
         Proceeds in excess of one hundred ten million Euro ((euro) 110,000,000) (it being understood that the Contingent Purchase Price can never be less than zero);

         "CONTRACT" means a contract, agreement, lease or license providing for obligations of the Companies in an aggregate amount of ten million Euro ((euro)10,000,000) for individual trading and fuel supply contacts and in an aggregate amount of two million Euro ((euro) 2,000,000) for each other contract;

         "CROSS BORDER LEASES" means all US and German cross border lease agreements to which any of the Companies is a party, a list of which is attached as Annex 3 to this Agreement;

         "DEED OF TRANSFER OF SHARES" means the notarial deed, substantially in the form as attached as Annex 4 to this Agreement;

         "DERIVATIVE TRANSACTIONS" means any derivative transactions, including rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity forward transaction, foreign exchange transaction, currency swap transaction, cross-currency rate swap transaction, credit-linked transaction, equity-linked transaction, any combination of these transactions and any option with respect to these transactions, except those entered into in the ordinary course of the business of the Companies, including those associated with the purchase and sale of any energy related commodity, commodity transmission, currency rate management, in connection with or arising out of green power certificates; contracts related to emissions, weather or stranded cost contracts; whether physical, cash or financial and whether option, exchange, swap or future;

         "DIVIDEND NOTES" means:

         (i) the interest bearing promissory demand note dated 30 December 2002 issued by the Company to the Seller No. 1 and representing a distribution of share premium in the original principal amount of five hundred eighty nine million forty thousand Euro ((euro)589,040,000) to the Seller No. 1; and

         (ii) the interest bearing promissory demand note dated 30 December 2002 issued by the Company to the Seller No. 2 and representing a distribution of share premium in the original principal amount of two million nine hundred sixty thousand Euro ((euro)2,960,000) to the Seller No. 2, which both have been assigned by each of the Sellers to RECE on 31 December 2002;

         "DRAFT AUDITOR'S STATEMENT" has the meaning ascribed to it in Article 2.3.2;

         "DUE DILIGENCE INFORMATION" means all information relating to the Companies and to the Participations or their respective businesses obtained by or made available to the Purchaser's Group by the Sellers or their Affiliates or their advisors either in writing or orally and whether directly or indirectly from, or pursuant to discussions leading to this Agreement;

         "DUE DILIGENCE INVESTIGATION" has the meaning ascribed to it in Article 7.1;

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         "DUTCH COMPETITION AUTHORITY" means Nederlandse Mededingingsautoriteit
         (NMa);

         "DUTCH GAAP" means generally accepted Dutch accounting principles;

         "ENCUMBRANCES" means any mortgages (rechten van hypotheek), pledges (pandrechten), attachments (beslagen), entitlements of beneficial ownership (including rights of usufruct (rechten van vruchtgebruik)), deposits or assignments by way of security, options and rights of pre-emption (voorkeursrechten);

         "ENVIRONMENT" means the air (including air inside buildings and other natural and man-made structures above or below ground), water (including surface water and ground water), land (including soil and river beds under any water, surface land and subsurface land), flora and fauna;

         "ENVIRONMENTAL LAWS" means any European Union, national, provincial or local applicable law, regulations, and directives in force on the date of this Agreement and having direct effect (directe werking), concerning (i) the pollution or protection of the Environment or (ii) harm to or the protection of flora and fauna;

         "ESTIMATED NET CASH" has the meaning ascribed to it in Article 2.3.2;

         "FINAL DISTRIBUTION DATE" has the meaning ascribed to it in Article
         2.4.3 (ii);

         "GOVERNMENTAL ENTITY" means any international, European Union, national, federal, state, provincial or local governmental body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental function with jurisdiction over a Party, including the Dutch Competition Authority, the European Commission and the Ministry of Economic Affairs of The Netherlands;

         "GUARANTEED OBLIGATIONS" has the meaning ascribed to it in Article
         11.1;

         "INDEMNIFIED PARTY" has the meaning ascribed to it in Article 2.5.2;

         "INITIAL PURCHASE PRICE" means

         (i)      the Cash Payment; and

         (ii) the amounts outstanding as of the Closing Date under the Dividend Notes as provided for in Article 14.2.10 and 14.3;

         "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights, excluding any rights in the Marks, but including patents, copyrights in computer software and in any other works protected by copyright, design rights, sui generis database rights, rights in confidential know-how and other rights of a similar nature subsisting anywhere in the world, in each case whether registered or unregistered and including all applications for the registration of the same;

         "INTER-COMPANY PAYABLES" means the aggregate amount of accounts and notes payable by any of the Companies to any member of the Sellers' Group other than the Companies, excluding the total amount due under the Dividend Notes;

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         "INTER-COMPANY RECEIVABLES" means the aggregate amount of accounts and notes receivables of any of the Companies from any member of the Sellers' Group other than the Companies, excluding the total amount due under the Note;

         "INTEREST RATE" means a rate of four point five per cent (4.5 % ) per annum;

         "JUDGMENT" means any judgment, order, decree or injunction of any court, Governmental Entity or arbitration panel;

         "KEY EMPLOYEES" means the employees of the Sellers, the Sellers' Guarantor, the Company, REPGB and RETM set forth in Annex 5 to this Agreement;

         "LAST ACCOUNTING DATE" means 31 December 2002;

         "LC FACILITY" means the U$ four hundred and twenty million ($420,000,000) letter of credit facility dated 17 July 2000 between REPGB (as borrower) with ABN AMRO Bank N.V. and Barclays Capital as arranger and ABN AMRO Bank N.V. as agent;

         "MARKS" means the trade names, registered and unregistered trademarks, domain names and e-mail addresses comprising or including the terms "Reliant" or "Resources", or any terms of a confusingly similar nature;

         "MATERIAL" or "MATERIALLY," when used with respect to any of the Companies means material to the Companies taken as a whole;

         "MATERIAL ADVERSE EFFECT" means any change, circumstance, event or effect that individually is materially adverse to the business, Assets, condition, or results of operations of one or more of the Companies and their businesses resulting in a loss at one or more of the Companies equal to or in excess of one hundred million Euro ((euro)100,000,000), except for those resulting from:

         (i) changes that affect the industry taken as a whole in which the Companies operate, including changes in:

                  wholesale or retail markets for electric power, district
                     heating or fuel or related products including those due to actions by competitors; or

                  electric transmission or distribution systems;

         (ii) changes in financial or securities markets or the economy in general;

         (iii)    effects of weather or meteorological events;

         (iv)     changes in Applicable Law; or

         (v) changes in the political climate generally (including but not limited to (an announcement of) war);

         "MATERIAL PURCHASER'S PRE-CLOSING BREACH" means a Purchaser's Pre-Closing Breach that shall have a material adverse effect on any members of the Sellers' Group, on any of the Companies or on the transactions contemplated under this Agreement (for the

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         purpose of this definition "material adverse effect" does not have the meaning ascribed to it in the definition of Material Adverse Effect);

         "MATERIAL SELLERS' GUARANTOR PRE-CLOSING BREACH" means a Sellers' Guarantor Pre-Closing Breach that is deemed to have a Material Adverse Effect;

         "MATERIAL SELLERS' PRE-CLOSING BREACH" means a Sellers' Pre-Closing Breach that is deemed to have a Material Adverse Effect;

         "MEDIUM TERM NOTE FACILITY" means the thirty two million six hundred seventy two thousand and one hundred seventy six Euro
         ((euro)32,672,176) Domestic Medium Term Note Programme of REPGB, dated 26 November 1991;

         "NEA" means B.V. Nederlands Elektriciteits Administratiekantoor and any of its successors;

         "NEA PROCEEDS" means any cash payments (dividend or liquidation proceeds) to be made after the date of this Agreement by or on behalf of NEA to any of the Companies or to any of their Affiliates or to any other person designated by them;

         "NEA REFUND REQUEST" has the meaning ascribed to it in Article 2.4.3
         (i);

         "NET CASH" as of the applicable date of determination means in aggregate:

         (i) with regard to REPGB and its Subsidiaries the cash at hand (including (a) cash in bank balances, cash on deposit in money market funds, or cash on deposits in broker or on margin accounts, (b) cash pledged as collateral for letters of credit, guaranties, margin agreements to secure obligations with commercial counterparties, (c) bonds, (d) funds available in the escrow account established for the settlement of Stranded Costs by the former shareholders, (e) cash on deposit with exchanges and grid operators;

         plus

         (ii)     marketable securities;

         plus

         (iii) any amount of any dividends paid by REPGB after the Last Accounting Date, if and to the extent paid at the moment of calculating the Net Cash in accordance with Article 14.2.2;

         minus

         (iv) moneys actually borrowed or drawn down as of the Closing Date under REPGB's (euro) 32,672,176 Medium Term Note Program or REPGB's outstanding credit agreements but excluding amounts relating to (a) issued and outstanding letters of credit, (b) Cross Border Leases, (c) the Inter-Company Payables and Inter-Company Receivables (it being understood that such receivables and payables will have been fully settled in accordance with Article 9.9 prior to

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                  Closing), (d) derivative transactions, (e) forward purchase agreements and (f) indemnity obligations, guaranties, etc.;

         minus

         (v) any cash received between the Last Accounting Date and the Closing Date from:

                  (a) the settlement agreement with the former shareholders;

                  (b)      the ongoing arbitration proceeding with Corus;

                  (c) in connection to the arbitration proceedings related to Rijks Energie Belastingen (net of any related payments to the Ministry of Economic Affairs);

                  (d) dividends, or similar distributions received from NEA,

         all of the above to be determined in accordance with the Accounting Standards used in preparing the Audited Accounts;

         "NET CASH ADJUSTMENT" has the meaning ascribed to it in Article 2.3.7;

         "NET CASH AMOUNT" means Net Cash as of the date prior to the Closing;

         "NORNED AGREEMENTS" means (i) the Power Exchange Agreement, (ii) the Cable Co-operation Agreement between NEA and Statnett SF, dated 18 July 1994, (iii) the Co-ordination Agreement between NEA, Statkraft SF and Statnett SF, dated 18 July 1994, (iv) the DC-Link Transmission Agreement between NEA, Statkraft SF and Statnett SF, dated 18 July 1994, (v) the Supplemental Agreement to the Cable Co-Coperation Agreement, and (vi) any relevant ancilliary documentation related to the foregoing agreements;

         "NORNED CABLE PROJECT" means the construction of a high voltage sub-sea cable between Norway and The Netherlands for the delivery and power exchange between NEA and Statkraft SF;

         "NOTARY" has the meaning ascribed to it in Article 14.2.5;

         "NOTE" means the interest bearing promissory demand note dated 7 October 1999, as amended, in the original amount of three hundred and ninety-seven million seven hundred thousand seven hundred and sixty-three Euro and seventy Euro cents ((euro) 397,700,763.70), which is outstanding as of the date of this Agreement, by and between Reliant Energy Power Generation, Inc. (as debtor) in favour of REPGB (as beneficiary), the obligations of which will be assumed by the Purchaser on the Closing Date pursuant to section 14.2.3 (ii), a copy of which is attached as Annex 6 to this Agreement;

         "ORIGINAL ACQUISITION DATE" means 1 March 2000, the date on which the final tranche of shares in the capital of REPGB was transferred to the Sellers' Group;

         "PARENT" of a company means a legal entity of which such company is a subsidiary;

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         "PARTICIPATION SHARES" means the shares of any of the Companies in a
         Participation;

         "PARTICIPATIONS" means the entities, other than the Subsidiaries, in which the Companies directly or indirectly have a minority equity or other minority ownership interest or minority investment, a list of which is attached as Annex 9 to this Agreement;

         "PARTIES" has the meaning ascribed to it in the heading of this Agreement;

         "PAYMENT DATE" has the meaning ascribed to it in Article 2.4.4 (c);

         "PEA CLAIM NOTICE" has the meaning ascribed to it in Article 2.4.6;

         "PEA STRANDED COSTS" has the meaning ascribed to it in Article 2.4.6
         (ii);

         "PERMITS" means all licenses, permits, consents and approvals, including those required under applicable Environmental Laws, necessary to conduct the operations of the Companies as conducted at the date of this Agreement the absence of which would materially impair the operations of the Companies as conducted at the date of this Agreement or at the Closing Date;

         "PERMITTED ENCUMBRANCES" means:

         (i) any (cross) netting or (cross) set-off arrangement entered into by any of the Companies in the ordinary course of their banking or trading arrangements for the purpose of netting debit and credit balances of any of the Companies;

         (ii) any title transfer or retention of title arrangement entered into by or arising in respect of assets of any of the Companies in the ordinary course on the counter party's standard or usual terms;

         (iii) any Encumbrance arising solely by operation of law and in the ordinary course of business of the Companies provided that such Encumbrance is discharged within thirty (30) Business Days of arising; and

         (iv)     any of the Cross Border Leases;

         "PERSON" or "PERSON" means an individual, corporation, company, firm, partnership, joint venture, association, unincorporated organisation, limited liability company, or Governmental Entity;

         "POWER EXCHANGE AGREEMENT" means the power exchange agreement between NEA and Statkraft SF dated 31 January 1994 as amended by No. 1 dated 18 July 1994;

         "PREMISES" has the meaning ascribed to it in Article 3.8.2;

         "PRELIMINARY NET CASH REDUCTION" has the meaning ascribed to it in
         Article 2.3.3;

         "PURCHASE PRICE" means the purchase price to be paid by the Purchaser to the Sellers for the Shares as determined in Article 2.2;

         "PURCHASER" has the meaning ascribed to it in the heading of this Agreement;

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         "PURCHASER'S CONFIDENTIALITY AGREEMENT" means the confidentiality agreement between the Purchaser and Merrill Lynch International, as agent for and on behalf of Reliant Resources, Inc., executed in connection with the potential sale of Reliant Energy Europe, dated 7 January 2003;

         "PURCHASER'S GROUP" has the meaning ascribed to it in Article 9.1.1;

         "PURCHASER'S DISCLOSURE LETTER" has the meaning ascribed to it in
         Article 5.1;

         "PURCHASER'S PRE-CLOSING BREACH" means a breach by the Purchaser occurring prior to Closing of any of (i) its obligations pursuant to this Agreement or (ii) the Purchaser's Warranties;

         "PURCHASER'S WARRANTIES" means any and all express representations and warranties given by the Purchaser pursuant to Article 5;

         "REAL PROPERTY" has the meaning ascribed to it in Article 3.8.1;

         "RECE" means Reliant Energy Capital (Europe), Inc. a company incorporated under the laws of the State of Delaware, United States of America;

         "RELEVANT PERIODS" means any period ending on or prior to Closing in respect of which any of the Companies is required to make a return or a payment to a tax authority;

         "RELIANT ENERGY EUROPE" has the meaning ascribed to it in Recital (D);

         "RELIEF" means loss, allowance, credit, relief, deduction or set-off or any right to a repayment of Taxes;

         "REPGB" has the meaning ascribed to it in Recital (B);

         "RESIGNING PERSON" has the meaning ascribed to it in Article 14.2.7;

         "REVOLVING CREDIT FACILITY" means the two hundred fifty million Euro ((euro)250,000,000 (currently reduced to one hundred eigthy four million seven hundred forty nine thousand Euro ((euro)184,749,000)) multicurrency revolving credit facility agreement dated 17 July 2000, as amended on 16 July 2001 and 10 July 2002 between REPGB as borrower with ABN AMRO Bank N.V. and Barclays Capital as arrangers and ABN AMRO Bank N.V. as agent;

         "RETM" has the meaning ascribed to it in Recital (C);

         "SELLER NO. 1" has the meaning ascribed to in the heading of this Agreement;

         "SELLER NO. 2" has the meaning ascribed to in the heading of this Agreement;

         "SELLERS" has the meaning ascribed to it in the heading of this Agreement;

         "SELLERS' CONFIDENTIALITY AGREEMENT" means the confidentiality agreement between the Purchaser and the Sellers' Guarantor on behalf of the Sellers' Group in connection with the possible sale of Reliant Energy Europe, dated 15 January 2003;

         "SELLERS' DISCLOSURE LETTER" has the meaning ascribed to it in Article 3.1.1;

         "SELLERS' GROUP" means each of the Sellers and any of their Affiliates;

         "SELLERS' GUARANTOR" has the meaning ascribed to it in the heading of this Agreement;

         "SELLERS' GUARANTOR PRE-CLOSING BREACH" means a breach by the Sellers' Guarantor occurring prior to Closing of any of (i) its obligations pursuant to this Agreement, (ii) the representations and warranties on its part given in Article 4 or (iii) the Guaranteed Obligations;

         "SELLERS' GUARANTOR WARRANTIES" means any and all express representations and warranties given by the Sellers' Guarantor pursuant to this Agreement;

         "SELLERS' MAXIMUM REFUND OBLIGATION " has the meaning ascribed to it in
         Article 2.4.3 (ii);

         "SELLERS' PRE-CLOSING BREACH" means a breach by the Sellers occurring prior to Closing of any of (i) their obligations pursuant to this Agreement or (ii) the Sellers' Warranties;

         "SELLERS' REFUND OBLIGATION" has the meaning ascribed to it in Article
         2.4.4 (b);

         "SELLERS' WARRANTIES" means any and all express representations and warranties given by the Sellers on the part of themselves or the Companies pursuant to Articles 3 and 4, as well as the Sellers' Guarantor Warranties;

         "SHARES" has the meaning ascribed to it in Recital (E);

         "STRANDED COSTS" means the obligations and liabilities referred to in
         Article 2(2) of the Transitional Act of 21 December 2000 (Overgangswet elektriciteitsproductiesector);

         "SUBSIDIARIES" means all the companies as set forth in Annex 9 to this Agreement;

         "SUBSIDIARY SHARES" means all the issued and outstanding share capital in each of the Subsidiaries;

         "TAX" or "TAXES" means all forms of taxation, duties, levies, imposts and social security charges, including, without limitation, corporate income tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, surtax, (municipal) real estate taxes, real estate transfer tax, other municipal taxes and duties, environmental taxes and duties and any other type of taxes or duties in any relevant jurisdiction; together with any interest, penalties, surcharges or fines relating thereto, due, payable, levied, imposed upon or claimed to be owed in The Netherlands, the United States and any other relevant jurisdiction;

         "TAX RETURNS" means returns, reports or similar statements (including any attached schedules) required to be filed with respect to any Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes;

         "TERMINATED LEASES" means (i) the US cross border lease agreement with respect to Diemen 31/32, (ii) the Austrian cross border lease agreement with respect to a turbine at

         Lage Weide 05, (iii) the German cross border lease agreement with respect to a gas turbine at Diemen 33 and (iv) the German cross border lease agreement with respect to a steam turbine at Diemen 33, that all have been entered into by REPGB in the past;

         "TERMINATED OBLIGATIONS" means the guaranties as set forth in Annex 7 to this Agreement;

         "TERMINATION NOTICE" has the meaning ascribed to it in Article 12.1;

         "TRANSITIONAL ACT" means the Dutch Act of 21 December 2000 (Overgangswet elektriciteitsproductiesector) setting out transitional arrangements for the electricity sector as amended from time to time; and

         "WORKS COUNCIL" means the works council (ondernemingsraad) of (i) REPGB or (ii) of the Purchaser or any of its Affiliates, as the case may be.

1.2      INTERPRETATION

         1.2.1 Where any Sellers' Warranty or any disclosure in the Sellers' Disclosure Letter is qualified or phrased by the expression "TO THE SELLERS' BEST KNOWLEDGE" or any similar expression or statement, that expression or statement shall refer to, after due enquiry, the actual knowledge of - and what reasonably should be known by - any and all of the Key Employees.

         1.2.2 An action taken by a person will be deemed to have been taken in the "ORDINARY COURSE OF BUSINESS" only if such action (i) is consistent with the prudent past practices of such person,
                  (ii) is taken in the ordinary course of the normal day-to-day operations of such person and (iii) does not require prior approval of the supervisory board (raad van commissarissen) of REPGB or other relevant company.

         1.2.3 Where any obligation is qualified or phrased by reference to "USE BEST EFFORTS" or any similar expression, that expression means the efforts that a person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible and taking into account, among other factors, (i) the price, financial interest and other terms of the obligation, (ii) the degree of risk normally involved in fulfilling such obligation and (iii) the ability of an unrelated person to influence the performance of the obligation.

         1.2.4 All Annexes to this Agreement and all Appendices to the Annexes to this Agreement shall form an integral part of this Agreement and any reference to this Agreement includes such Annexes and Appendices. In this Agreement, references to Articles, Recitals, Annexes and Appendices are references to Articles, Recitals and Annexes to this Agreement and to Appendices to Annexes to this Agreement.

         1.2.5 Captions are inserted for convenience only and shall not affect the interpretation of this Agreement.

         1.2.6    Unless the context otherwise requires, in this Agreement:

                  (i) defined terms, nouns, pronouns and verbs of the singular number shall be deemed to include the plural, and vice versa, and pronouns of the masculine gender shall be deemed to include the feminine and neuter, and vice versa, all as the context may require;

                  (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                  (iii) whenever used in this Agreement the words "herein" and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article or subsection in which the reference appears;

                  (iv) a statutory provision includes a reference to the statutory provision as modified or re-enacted (or both) before the date of this Agreement and any subordinate legislation made and brought into effect under such legislation before the date of this Agreement;

                  (v)      any reference to "or" shall mean "and/or"; and

                  (vi) Dutch words and expressions defined in Book 2 of the Dutch Civil Code shall bear the same meaning as in that Code.

         1.2.7 If there is a discrepancy between an English language word and a Dutch language word used to clarify the same, and then only to the extent of the conflict, the meaning of the Dutch language word shall prevail.

2.       SALE, PURCHASE AND PURCHASE PRICE

2.1      SALE AND PURCHASE

         Upon the terms and subject to the conditions of this Agreement:

         2.1.1 the Sellers hereby sell to the Purchaser and the Purchaser hereby purchases from the Sellers the Shares; and

         2.1.2 the Sellers undertake to transfer to the Purchaser and the Purchaser undertakes to accept from the Sellers the Shares on the Closing Date.

2.2      PURCHASE PRICE

         The purchase price for the Shares shall be equal to the sum of (i) the Initial Purchase Price as adjusted, if required, pursuant to the Net Cash Adjustment plus (ii) the Contingent Purchase Price.

2.3      NET CASH ADJUSTMENT

         2.3.1 As of the date of this Agreement, within five (5) Business Days after the end of each calendar month the Sellers shall report to the Purchaser in writing on the amount of Net Cash as at the last Business Day of each calendar month.

         2.3.2    On the Closing Date the Sellers shall:

                  (i) prepare and get its external auditors (or if the external auditor appointed by the Sellers cannot guarantee its ability to timely provide the Draft Auditor's Statement on the Closing Date, the Sellers will at least 5 days prior to Closing give the Purchaser the opportunity to appoint an auditor for this purpose) to audit and certify the Net Cash Amount ("ESTIMATED NET CASH") in an auditors statement (the "DRAFT AUDITOR'S STATEMENT"). However, in the event that the Draft Auditor's Statement is prepared by the auditors of the Purchaser, the Sellers shall procure that the external auditor appointed by Sellers shall in any event additionally deliver to the Sellers and to the Purchaser an auditors statement of the Net Cash per Closing two
                           (2) Business Days after Closing; and

                  (ii) deliver to the Purchaser a copy of the Draft Auditor's Statement.

         2.3.3 If the Estimated Net Cash is less than one hundred fifteen million Euro ((euro) 115,000,000) the difference shall be deducted by the Purchaser from the Cash Payment as a preliminary Net Cash reduction, such reduction of the Initial Purchase Price hereinafter referred to as the "PRELIMINARY NET CASH REDUCTION".

         2.3.4 If the Sellers or the Purchaser have objections to the Draft Auditors' Statement and the Estimated Net Cash the Sellers or the Purchaser, as the case may be, must, not later than five
                  (5) Business Days of receipt of the Draft Auditors' Statement under Article 2.3.2, send a written notice to the other Party, setting out those objections in a reasonable level of detail, failing which the Draft Auditors' Statement shall be the final and binding audited statement (the "AUDITOR'S STATEMENT"), and the Estimated Net Cash shall be the Net Cash Amount. The Audited Statement and the Net Cash Amount shall be deemed to be final, approved by and binding upon the Parties.

         2.3.5 If the Sellers or the Purchaser send a written objection according to Article 2.3.4, the Sellers and the Purchaser must use their best efforts to approve, in writing, to agree to the Auditors' Statement and agree to the Net Cash Amount.

         2.3.6 If within ten (10) Business Days of the submission to the Purchaser of the Draft Auditors' Statement according to
                  Article 2.3.2, it has not been approved by the Parties, the unresolved matter(s) must be referred to an independent registered accountant of at least fifteen (15) years relevant experience agreeable to the Parties, or failing that agreement a person with that experience and those qualifications appointed by the chairperson for the time being of the Nederlands Instituut voor Register Accountants (NIVRA) for final determination (bindend advies). The Parties will instruct the independent accountant to determine the Auditor's Statement and the Net Cash Amount within ten (10) Business Days of the referral to him. The Parties must provide him with all the information as he may request for the purposes of making his determination. The Parties must pay on demand the costs of the independent accountant in equal shares.

         2.3.7 The Sellers and the Purchaser shall settle the difference between the Estimated Net Cash and the Net Cash Amount (the "NET CASH ADJUSTMENT") and shall make the required
                  (re)payments, each as the case may be, not later than five (5) Business Days after the Net Cash Amount has been finally determined. If the Net Cash Adjustment is in favour of the Sellers the Net Cash Adjustment will be deemed to be limited to the amount of the Preliminary Net Cash Reduction.

2.4      CONTINGENT PURCHASE PRICE

         2.4.1 As from the Closing Date until the liquidation (ontbinding) of NEA becoming effective the Purchaser shall inform and shall cause REPGB to inform the Sellers:

                  (i) on a quarterly basis (and without any delay on any earlier date as appropriate) of the financial position of NEA;

                  (ii) on a monthly basis (and without any delay on any earlier date as appropriate) of any (advance) cash payments (or of equivalents thereof) made by NEA to the Companies or any of its Affiliates, including of any intentions to make such payments; and

                  (iii) subject to the Sellers or Sellers' Guarantor's execution of a confidentiality agreement and provided that Purchaser is not prevented from doing so pursuant to contractual or legal obligations, any other information relevant to the position of the Sellers in respect of the NEA Proceeds, including excerpts of agenda's, minutes and resolutions relevant to the foregoing.

         2.4.2 The Purchaser shall procure that REPGB shall pay the Contingent Purchase Price to the Sellers, or to any other person designated by them, no later than five (5) Business Days after receipt of any of the NEA Proceeds by any of the Companies or by any of their Affiliates (or by any of their successors) or by any other person designated by them, in cash by wire transfer in immediately available funds and free of bank charges, deductions or set-off from any course of action in any way arising, into the account as designated by the Sellers.

         2.4.3    For purposes of this Article 2.4:

                  (i) the term "NEA REFUND REQUEST" means an obligation of REPGB pursuant to the Transitional Act to make to NEA a cash payment necessary to allow NEA to pay all costs and liabilities that NEA is otherwise unable to pay using its own capital resources or other assets, whether based upon a written request of NEA or not; and

                  (ii) the term "FINAL DISTRIBUTION DATE" means the date on which NEA makes the final distribution to its shareholders comprising of substantially all, being at least ninety five per cent. (95%), of its remaining assets; and

                  (iii) the term "SELLERS' MAXIMUM REFUND OBLIGATION" means the amount equal to the Contingent Purchase Price actually received by Sellers, which Sellers will remit to the Purchaser as a result of a certification of any NEA Refund Request and a PEA Stranded Costs Claim.

         2.4.4 CERTIFICATION OF NEA REFUND REQUEST. In the event of a NEA Refund Request prior to the Final Distribution Date, the Purchaser shall transmit to the Sellers as soon as possible, but in no event later than two (2) Business Days after receipt of such request, a certificate signed by a managing director (bestuurder) of Purchaser attesting to the following:

                  (a) a true and correct copy of any documents in relation to the NEA Refund Request;

                  (b) the certification that the amount of Sellers' refund obligation ("SELLERS' REFUND OBLIGATION") is not more than ninety per cent (90%) of NEA's Refund Request;

                  (c) confirmation of the date on which REPGB paid or will pay the NEA Refund Request (the "PAYMENT DATE");

                  (d) the bank account of REPGB in The Netherlands into which Sellers are requested to deposit by wire transfer the Refund Amount; and

                  (e) any other information relevant to the NEA Refund Request, including information (and documents relating to) any settlement agreements entered into by NEA and REPGB (or its Affiliates) with respect to the matters underlying the NEA Refund Request and with respect to the Final Distribution Date as Sellers may reasonably request.

         2.4.5 PAYMENT OF NEA REFUND REQUEST. No later than five (5) Business Days after receipt of the certificate, the Sellers shall transmit by wire transfer in immediately available funds, without deductions or set off and free of bank charges, the Sellers' Refund Obligation to REPGB; provided, however, that under no circumstances shall the aggregate amount of Sellers' Refund Obligation exceed Sellers' Maximum Refund Obligation.

         2.4.6 PEA STRANDED COST. Notwithstanding the above, the Sellers shall also reimburse the Purchaser for out of market costs incurred by the Companies and its Affiliates relating to the ("POWER EXCHANGE AGREEMENT") for the ("NORNED CABLE PROJECT"), provided, however, that under no circumstances shall the aggregate amount of Sellers' Refund Obligation exceed Sellers' Maximum Refund Obligation. For the purpose of this Article
                  2.4.6 "out of market costs' or "out of market losses" shall be calculated by discounting the cash flows with the Purchaser's weighted average cost of capital as of the date of such valuation, on an after-tax basis.

                  (i) PRE-CONDITIONS TO PEA CLAIM NOTICE. To be eligible for reimbursement of the out of market costs relating to the Power Exchange Agreement ("PEA STRANDED COSTS"), the following conditions must be satisfied:

                           (a) NEA shall have assigned to REPGB its percentage share of the contractual rights and obligations of NEA under the Power Exchange Agreement; and

                           (b) the NorNed cable shall have been constructed and shall be operational, provided, however, that this condition that the NorNed cable shall have been constructed and shall be operational shall also be fulfilled in the event that (i) in respect of the NorNed cable the construction has commenced and
                                    (ii) the Final Distribution Date is after the construction of the NorNed cable has been commenced but prior to the NorNed cable becoming operational. Notwithstanding any other provision of this Agreement, after the date on which the construction of the NorNed cable has commenced, the Purchaser can set-off any NEA Proceeds against any PEA Stranded Costs .

                  (ii) CERTIFICATION OF PEA STRANDED COSTS CLAIM. If the preceding conditions are satisfied, and the Purchaser believes that it or any of the Companies or its Affiliates has incurred or shall incur a liability for PEA Stranded Costs, the Purchaser shall submit to the Sellers a certificate ("PEA CLAIM NOTICE") signed by a managing director of Purchaser attesting to the following:

                           (a) the satisfaction of the conditions specified in subparagraphs (i)(a) and (i)(b) above;

                           (b) a detailed calculation, together with supporting explanation and documents, of the amount of out of market costs and losses incurred or to be incurred by REPGB and its Affiliates with respect to electricity imports and exports under the Power Exchange Agreement as calculated by reference to (i) the difference between the contract price and market price for such electricity over the total period of the contract, (ii) Purchaser's weighted average cost of capital as of the date of such valuation on an after-tax basis, and (iii) other related costs; and

                           (c) any other information relevant to the NEA Refund Request, including information (and documents relating to) any settlement agreements entered into by NEA and REPGB (or its Affiliates) with respect to the matters underlying the NEA Refund Request for PEA Stranded Costs.

                  (iii)    SELLERS' RESPONSE TO PEA CLAIM NOTICE. Within thirty
                           (30) Business Days of receipt of the PEA Claim Notice, the Sellers will notify the Purchaser as to whether they agree with, or wish to contest, the calculation of the PEA Stranded Costs.

                           (a) AGREEMENT AS TO CALCULATION OF PEA STRANDED COST LIABILITIES. If the Sellers agree with the calculation of PEA Stranded Costs, they shall transmit, no later than five (5) Business Days after receipt of the PEA Claim Notice, payment of Sellers' Refund Obligation by wire transfer in immediately available funds, without deductions or set off and free of bank charges, the amount specified in the PEA Claim Notice; provided, however, under no circumstances shall the aggregate amount of Sellers' Refund Obligation exceed the Sellers' Maximum Refund Obligation.

                           (b) DISAGREEMENT AS TO CALCULATION OF PEA STRANDED COSTS. If the Sellers disagree with the calculation of PEA Stranded Costs, they shall within fifteen (15) Business Days after receiving a PEA Refund Request transmit to the Purchaser a certificate signed by an executive board member of Seller's Guarantor setting forth a detailed re-calculation, together with supporting explanation and documentation, of the amount of PEA Stranded Costs with respect to electricity imports and exports under the Power Exchange Agreement calculated by (i) reference to the difference between the contract price and market price for such electricity over the total period of the contract, (ii) Purchaser's weighted average cost of capital as of the date of such valuation on an after-tax basis and (iii) any other related costs.

                  (iv) MEETING TO RECONCILE DIFFERENCES IN CALCULATIONS. Within ten (10) Business Days of receipt of Sellers objection to the calculation of the PEA Stranded Costs, the Sellers and the Purchaser shall meet to negotiate in good faith a reconciliation of their different calculations of the PEA Stranded Costs.

                  (v)      DETERMINATION OF THIRD PARTY EXPERT. If within ten
                           (10) Business Days of receipt of Sellers objection to the calculation of the PEA Stranded Costs, the Parties are unable to agree upon the calculation of the PEA Stranded Costs, they shall submit their respective calculations to an independent expert jointly appointed by the Parties or, if the Parties are unable to agree on the independent expert, an expert jointly appointed by the respective independent experts designated by the Parties. The independent expert so selected shall determine by way of "binding advice" (bindend advies) the amount of Sellers' Refund Obligation attributable to the PEA Stranded Costs; provided, however, that under no circumstances shall the aggregate amount of Sellers' Refund Obligation exceed the Sellers' Maximum Refund Obligation.

                  (vi) Upon determination of the amount of Sellers' Refund Obligation attributable to the PEA Stranded Costs, the Sellers shall transmit, no later than five (5) Business Days after receipt of the PEA Claim Notice, payment of Sellers' Refund Obligation by wire transfer in immediately available funds, without deductions or set off and free of bank charges, the amount specified in the PEA Claim Notice; provided, however, under no circumstances shall the aggregate amount of Sellers' Refund Obligation exceed the Sellers' Maximum Refund Obligation.

         2.4.7 The calculation of Sellers' Refund Obligation shall be subject to the limitations and other provisions regarding damage payments as set forth in Article 17.5 (Recourse) and in
                  Article 18.2.2 (Consent to Settlement).

         2.4.8 The Purchaser shall not and shall procure that REPGB shall not, in any way whatsoever, agree to any sale or transfer of any shares in NEA, nor shall the Purchaser allow and shall procure that REPGB shall not allow, in any way whatsoever, to make any shares in NEA held by REPGB subject of any pledge (pandrechten), attachments (beslagen), entitlements of beneficial ownership (including rights of usufruct (rechten van vruchtgebruik)), deposits or assignments by way of security, options and rights of pre-emption (voorkeursrechten), without the prior written consent of the Sellers.

         2.4.9 The Purchaser shall procure that REPGB shall use its best efforts to cause NEA to maximise the NEA Proceeds and to cause that any distributions of NEA are made in cash.

2.5      TERMINATED OBLIGATIONS

         2.5.1 On the Closing Date, the Purchaser shall assume the Terminated Obligations in a form and substance reasonably satisfactory to the beneficiary of each such Terminated Obligation and shall use its best efforts to deliver to the Sellers and the Sellers' Guarantor written releases with respect to all Terminated Obligations on the Closing Date or as soon as reasonably practicable prior to the Closing Date.

         2.5.2 If the Purchaser is unable to effect any such substitution or release on or prior to the Closing Date due to a breach by the Purchaser, the Purchaser shall indemnify and hold harmless the Sellers, the Sellers' Guarantor and their Affiliates and any of their respective officers and directors (each an "INDEMNIFIED PARTY") from and against any liabilities, claims, demands, Judgments, losses, costs, damages or expenses from and after the Closing Date that any such Indemnified Party may sustain, suffer or incur and that directly result from or directly arise out of or directly relate to a Terminated Obligation until such time as substitutions of all such Terminated Obligations are effected and written releases thereto have been obtained by the Purchaser. The Purchaser hereby agrees to provide copies of such written releases to the Sellers and the Sellers' Guarantor promptly upon receipt by the Purchaser. The obligation of Purchaser to indemnify Sellers and Sellers' Guarantor is subject to the Companies not being in breach of any Terminated Obligation on the Closing Date.

         2.5.3 The Purchaser shall continue to use its best efforts to effect such substitution or release with respect to the Terminated Obligations at all times after the Closing Date until such time when the substitution or release of all Terminated Obligations has been effected. Each Indemnified Party shall co-operate with the Purchaser in procuring any such substitutions or releases; provided that the failure of an Indemnified Party to perform its obligations under this
                  Article 2.5 shall not constitute an event that would, by itself, give rise to any claim by the Purchaser or right of the Purchaser to terminate this Agreement. For the avoidance of doubt, this Article 2.5 should not be interpreted to constitute a waiver (afstand van recht) of the right of the Sellers and their Affiliates to terminate any Terminated Obligation in accordance with the terms thereof, provided this is in accordance with Article 9 of this Agreement.

3.       REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

         3.1.1 The Sellers hereby jointly and severally represent and warrant (garanderen) to the Purchaser, except as set forth in the disclosure letter delivered by the Sellers to the Purchaser and attached as Annex 8 to this Agreement (the "SELLERS' DISCLOSURE LETTER"), each of the statements set out in Articles 3.2 to 3.22 (inclusive) is on the date of this Agreement or on such earlier or later date as expressly indicated, true and accurate in accordance with its terms.

         3.1.2 Each of the Sellers' Warranties is separate and independent and is not limited:

                  (i)      by reference to any other paragraph of Article 3 or
                           Article 4; or

                  (ii)     by anything in this Agreement; or

                  (iii) without prejudice to Article 5.7, by any knowledge resulting from the Due Diligence Investigation carried out by or on behalf of the Purchaser or the Due Diligence Information.

                  Without prejudice to Article 5.7, each of the Sellers hereby waives (doet afstand van) its rights to use the Due Diligence Information and the Due Diligence Investigation in the event that there is a breach of any of the Sellers' Warranties, except for the Sellers' Disclosure Letter.

         3.1.3 The Sellers' Warranties allocate between the Sellers on the one hand and the Purchaser on the other hand the risk and costs relating to any facts or circumstances which may cause any of the Sellers' Warranties to be untrue or inaccurate. The Purchaser's Group has relied on its own independent Due Diligence Investigation and has not relied on any information, representations or warranties furnished or made by the Sellers, by any Advisor of the Sellers, by any member of the Sellers' Group or by any other person in determining to (i) enter into this Agreement and (ii) pay the Purchase Price as set out in this Agreement, other than on the Sellers' Warranties.

         3.1.4 The Purchaser acknowledges and agrees that, except as otherwise expressly provided in this Agreement, the Sellers and the Sellers' Guarantor expressly disclaim any representations or warranties of any kind or nature, express or implied.

         3.1.5 After Closing, any payment made by the Sellers and the Sellers' Guarantor in respect of a breach of the Sellers' Warranties shall for Dutch tax purposes only be deemed to be a reduction of the Purchase Price.

         3.1.6 The liability of the Sellers in connection with the Sellers' Warranties shall be subject to the limitations contained in this Agreement, including Articles 12 and 15, and any claim in connection with the Sellers' Warranties shall be subject to the provisions of this Agreement, including Articles 12 and 15 to 18 (inclusive).

3.2      ORGANISATION AND AUTHORITY

         3.2.1 Each of the Companies is duly organised and validly existing under the laws of The Netherlands or of Germany, as the case may be. Each of the Companies has the requisite corporate power and authority to own its property and to carry on its business as currently conducted.

         3.2.2 Neither of the Companies has stopped or suspended payment of its debts, become unable to pay its debts, been declared bankrupt (in staat van faillissement verklaard), nor have any of the Companies been dissolved by a competent court. No order has been made, or action or request is pending in any jurisdiction, to declare any of the Companies insolvent and neither has any of the Companies petitioned for or been granted a suspension of payments (surseance van betaling) or similar procedure or action in The Netherlands or in Germany.

         3.2.3 The Companies are not a party to a pending legal merger or a pending legal demerger, each within the meaning of Book 2 of the Dutch Civil Code, or any similar procedure in The Netherlands or in Germany.

         3.2.4 To the Sellers' best knowledge, there are no material transactions entered into by the Companies capable of being set aside, stayed, reversed, avoided, or affected in whole or in part by any bankruptcy proceedings affecting the Companies or any of the Assets or any of the Companies' undertakings (whether or not such proceedings have been commenced) whether as transactions at undervalue, in fraud of or against the interests of creditors, preferences or paulian actions or similar concepts or legal principles.

3.3      NO DIVIDENDS

         3.3.1 Since the Last Accounting Date, the Companies have not made any resolution or taken any action to distribute dividends, to repay capital or to make any other distribution of reserves or capital, other than in relation to the distribution of dividends in accordance with Article 14.2.2.

         3.3.2 Since the Last Accounting Date, the Companies have not issued any profit sharing bonds or otherwise attributed rights to third parties to share in its past, present or future income or profit, reserves or liquidation surpluses.

3.4      SHARES

         3.4.1 Details of the Shares, the Subsidiary Shares and of the Participation Shares are set forth in Annex 9 to this Agreement. The Sellers are the sole legal and beneficial owner of the Shares. The Company is, directly or indirectly, the sole legal and beneficial owner of the Subsidiary Shares. The Sellers have full power, right and authority to transfer the Shares. The Companies have no material direct or indirect shareholdings or participating interests in any person other than the Subsidiary Shares and the Participation Shares.

         3.4.2 The Shares and the Subsidiary Shares are duly authorised, validly issued and are fully paid up. No repayment of capital by any of the Companies has taken place since the Last Accounting Date. None of the Companies owns shares in its own outstanding share capital. The Shares, the Subsidiary Shares and the Participation Shares are free and clear of any Encumbrances and there are no commitments to give or create any Encumbrances.

         3.4.3 There are no outstanding rights to subscribe for shares in the capital of any of the Companies. In particular there are no share options or warrants to purchase shares in or convertible debentures convertible into shares of any of the Companies.

         3.4.4 There are no outstanding depository receipts (certificaten) in relation to the Shares and Subsidiary Shares.

3.5      AUDITED ACCOUNTS

         3.5.1 The Audited Accounts have been prepared in accordance with the Accounting Standards, applied on a consistent basis (except as may be indicated in the Audited Accounts or in the notes to the Audited Accounts). The Audited Accounts give a true and fair view of the financial position and the results of the Companies as at the Last Accounting Date and provide such a view as enables a sound judgement to be formed of the Companies' assets and liabilities and their results and of their solvency and liquidity. The balance sheet and the notes thereon included in the Audited Accounts reflect in an accurate, clear and systematic manner the net assets and the composition thereof as at the Last Accounting Date. The Companies have no other off balance liabilities than set forth in (the notes to) the Audited Accounts. The profit and loss statement and the notes thereon included in the Audited Accounts reflects in an accurate, clear and systematic manner the results for the financial year 2002 of the Companies and the items of income and expenditure on which they are based. Provided, however, that the Purchaser in order to make a claim under this Article 3.5 has to establish that the Audited Accounts do not give a true and fair view of the financial position and the results of the Companies taken as a whole as at the Last Accounting Date.

         3.5.2 Each of the Companies has materially complied with the provisions of the Dutch Civil Code concerning the recording of financial information and bookkeeping requirements as well as the publication and filing of its annual accounts for the previous two (2) financial years, including for the financial year ending on the Last Accounting Date.

3.6      ASSETS

         3.6.1 The Companies own all the Assets included in the Audited Accounts per the Last Accounting Date, other than (i) those Assets disposed of in the ordinary course of business of the Companies or those Assets disposed of as obsolete or surplus Assets, (ii) those Assets disposed of in connection with the replacement of Assets or properties, or property losses covered by insurance, or (iii) those Assets disposed of in accordance with a Contract.

         3.6.2 As per the Closing Date, none of the Assets are subject to any Encumbrance (save Permitted Encumbrances) or any Contract to give or create any Encumbrance, except for (i) a retention of title in the ordinary course of business of the Companies or
                  (ii) as part of a Cross Border Lease.

3.7      INTER-COMPANY RECEIVABLES AND INTER-COMPANY PAYABLES / SUBSIDIES

         3.7.1 Except as provided for in the Audited Accounts, the Note and as otherwise specified in Annex 26 none of the Companies had as of the Last Accounting Date any outstanding receivables with respect to any member of the Sellers' Group excluding the Companies, including but not limited to the Inter-Company Receivables.

         3.7.2 Except as provided for in the Audited Accounts, the Dividend Notes and as otherwise specified in Annex 26, none of the Companies has any outstanding payables with respect to any member of the Sellers' Group excluding the Companies, including but not limited to the Inter-Company Payables.

         3.7.3 As per the Closing, none of the Companies has any outstanding receivables, including but not limited to the Inter-Company Receivables with respect to any members of the Sellers' Group, excluding the Companies.

         3.7.4 As per the Closing, none of the Companies has any outstanding payables, including but not limited to the Inter-Company Payables with respect to any member of the Sellers' Group, excluding the Companies.

         3.7.5 The Companies are not subject to any arrangement for receipt or repayment of any grant, subsidy or financial assistance from any governmental department or other similar entity.

3.8      BUSINESS PREMISES

         3.8.1 To the Sellers best knowledge, Annex 10 to this Agreement contains a complete list of the real property that is owned by the Companies (the "REAL PROPERTY").

         3.8.2 All material leases entitling the Companies to use, occupy or hold the premises upon which each of the Companies, as the case may be, conducts its business in effect on the date of this Agreement are set forth in Annex 11 to this Agreement (the "PREMISES" and jointly with the Real Property, referred to as the "BUSINESS PREMISES").

3.9      TAXES

         3.9.1 Each of the Companies has duly paid all Taxes on time, or, in so far as Taxes are reasonably estimated to be due by any of the Companies, but have not yet been paid, full provision for such Taxes has been made in the Audited Accounts.

         3.9.2 Each of the Companies has, to the extent material, duly filed its respective Tax Returns on time (taking into account any applicable extensions) and has furnished all other documents required under Applicable Law.

         3.9.3 Except as set forth in Annex 12, there are no audits, investigations, claims, assessments or disputes pending against any of the Companies with respect to any Taxes due from the Companies for, or as a result of which any of the Companies may have a liability. Neither of the Companies has any outstanding agreement, waiver or arrangement extending any statute of limitations with respect to Taxes due from any of the Companies for any taxable period as from the Original Acquisition Date for which any of the Companies may be liable.

         3.9.4 All records which each of the Companies have required to keep for Taxation purposes which would be needed to substantiate any claim made or position taken in relation to taxation by the relevant Subsidiary, have been duly kept and are available for inspection at the premises of the relevant Subsidiary.

         3.9.5 All amounts due for payment to the relevant authorities in respect of VAT on goods sold or services rendered since the Original Acquisition Date and prior to the Closing Date, wage taxes to be withheld since the Original Acquisition Date and prior to the Closing Date and social security contributions (both for employers and employees) due in respect of any of the Companies prior to the Closing Date has been or will be duly paid or withheld prior to the Closing Date.

         3.9.6 No Taxes are due or will become due by any of the Companies as a result of the transactions contemplated by this Agreement.

         3.9.7 None of the Companies is currently liable nor will be held liable for the liability of other companies for taxes in respect of any period prior to the Closing Date, other than pursuant to an applicable fiscal unity.

         3.9.8 None of the Companies is subject to any special Tax regime, except for the applicable fiscal unity for corporate income tax purposes and for VAT purposes that is applicable to the Companies.

3.10     CONDUCT OF BUSINESS SINCE THE LAST ACCOUNTING DATE

         3.10.1 Since the Last Accounting Date, none of the Companies has disposed of any Assets other than (i) in the ordinary course of business, (ii) dispositions of obsolete or surplus Assets,
                  (iii) dispositions in connection with the replacement of Assets or properties, or property losses covered by insurance or (iv) dispositions made in accordance with a Contract or Encumbrance. Since the Last Accounting Date, neither of the Companies has become subject to any material commitment (i.e. a commitment that obligates the Companies to assume liabilities or make payments in excess of ten million Euro ((euro) 10,000,000) other than in the ordinary course of business or in accordance with Article 9.2).

         3.10.2 In the period between the Last Accounting Date and the date of this Agreement (a) there has been no change in the business position and the financial position of the Companies, which constitutes a material adverse effect and (b) there are no other debt facilities than (i) the LC Facility; (ii) the Revolving Facility; (iii) the Medium Term Note Facility, (iv) the Dividend Notes, and (v) certain arrangements with third parties whereby REPGB or RETM deposit cash in blocked bank accounts to secure the issuance of letters of credit, which existing as per the date of this Agreement letters of credit will be terminable upon the Purchaser becoming the credit support provider under the terms of the relevant master agreements. For the purpose of this Article, "material adverse effect" means any change, circumstance, event or effect that individually is materially adverse to the business, Assets, condition, or results of operations of the Companies and their businesses taken as a whole resulting in a loss, except for those resulting from:

                  (i) changes in the ordinary course of business of any of the Companies, including changes in borrowings under the debt facilities listed above as such facilities may be extended in accordance with Article 9.2.2(iv), issuance of letters of credit and posting of collateral in accordance with the Company's obligations under existing Contracts, fluctuations in the mark-to-market value of the Companies' contract portfolio and similar changes;

                  (ii) changes that affect the industry taken as a whole in which the Companies operate, including changes in:

                           (a) wholesale or retail markets for electric power, district heating or fuel or related products including those due to actions by competitors; or

                           (b)      electric transmission or distribution
                                    systems;

                  (iii) changes in financial or securities markets or the economy in general;

                  (iv)     effects of weather or meteorological events;

                  (v)      changes in Applicable Law; or

                  (vi) changes in the political climate generally (including but not limited to (an announcement of) war), or

         3.10.3   To the Sellers best knowledge, since the Last Accounting Date:

                  (i) the Companies have paid their respective material creditors within the times agreed with them and in particular, and without limiting the foregoing, no material debt owed by the Companies has been outstanding for more than ninety (90) days from the date of invoice;

                  (ii) none of the Companies has entered into any Derivative Transactions outside of the ordinary course of the business of the Companies in connection with purchases of fuel, sales of power generated by the REPGB generation plants or hedging activities relating thereto; and

                  (iii) none of the Companies has made any payment or incurred any liability except in the ordinary course of business.

3.11     EMPLOYEES

         3.11.1 Set forth in Annex 13 to this Agreement is a list of all pension and voluntary early retirement plans applicable to the Companies. Since the Original Acquisition Date and to the Sellers' best knowledge, in respect of the period prior to the Original Acquisition Date, all contributions due with respect to these pension and voluntary early retirement plans have been (i) fully paid or have been adequately provided for in the Audited Accounts and (ii) have been made in accordance with Applicable Law. There exist no back-service obligations as per the date of this Agreement.

         3.11.2 Set forth in Annex 14 to this Agreement is a list of all deferred compensation, profit sharing and all material bonus and other employee welfare benefit or fringe benefit plans established or maintained by the Companies.

         3.11.3 None of the Companies has any outstanding liability to pay compensation for loss of office or employment or redundancy payment to any present or former employee or to make any payment for breach of any employment agreement and no such sums have been paid (whether pursuant to a legal obligation or ex gratia) since the Last Accounting Date.

         3.11.4 There is no term of employment contract for any key managers or any term of engagement of any key contractor of any of the Companies which provides that a direct or indirect change of control of any of the Companies shall entitle the manager to treat the change of control as amounting to a breach of contract or entitling him/her to any payment or benefit whatsoever or entitling him/her to treat him/herself as redundant or otherwise dismissed or released from any obligation.

         3.12     CONTRACTS

         3.12.1 Each Contract to which any of the Companies is a party has been disclosed, or made available to the Purchaser.

         3.12.2   To the Sellers' best knowledge:

                  (i) none of the Companies is in default with respect to the performance of their obligations under any Contract to which it is a party;

                  (ii) each other party to any Contract to which any of the Companies is a party, has complied with their obligations under such Contract;

                  (iii) each Contract to which any of the Companies is a party, is in full force and effect and binding on the parties to such Contract in accordance with its terms;

                  (iv) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement do not and shall not cause any existing Contract to which any of the Companies is a party, to be varied in any material respect or terminated or give rise to an event of default, termination event, default, the right to vary in any material respect or terminate any of such Contract and shall not affect any material contractual right, claim or obligation of any of the Companies;

                  (v) none of the Companies has any obligation to assume liabilities or make payments in an amount in excess of two million Euro ((euro) 2,000,000) or more under any leasing (other than in relation to land), hire purchase, credit sale or conditional sale contract in respect of goods;

                  (vi) none of the Companies has any obligation or liability under any sale and purchase agreement in respect of any sale of shares or a former part of the business, including representations and warranties or indemnities given by any of the Companies; and

                  (vii) each of the Companies has observed and performed all the terms and conditions required on its part to be observed and performed by it under its trading Contracts.

3.13     LITIGATION

         3.13.1 The Companies are not (i) a party to or, to the Sellers' best knowledge, under threat of, any Action or (ii) subject to an investigation by any Governmental Entity of The Netherlands or by the European Commission or (iii) to the Sellers' best knowledge, subject to investigations under any other Applicable Law.

         3.13.2 To the Sellers' best knowledge, none of the Companies has done or omitted to do anything, which is in contravention of any Applicable Law giving rise to any fine, penalty, other liability or sanction on the part of any of the Companies.

         3.13.3 To the Sellers' best knowledge, none of the Companies is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body in any jurisdiction.

         3.13.4 There are no past or current, pending or to the Seller's best knowledge, threatened, criminal Actions (excluding driving offences) concerning the current members of the supervisory board (raad van commissarissen) and of the management board (bestuur) of the Companies in any jurisdiction in which the Companies conducts its operations.

3.14     INSURANCE

         3.14.1 The Companies maintain the insurance policies set forth in Annex 15 to this Agreement on their properties, operations, personnel and businesses and each such policy is in effect as of the date of this Agreement. If and to the extent that Annex 15 to this Agreement sets forth insurance policies maintained by any member of the Sellers' Group other than the Companies, these insurance policies are in effect as of the date of this Agreement but shall terminate on the Closing Date.

         3.14.2 The Companies maintain all such insurance policies as required under the Cross Border Leases.

         3.14.3 None of the Companies has received any written notice from any insurer or agent of such insurer that (i) capital improvements or other expenditures will have to be made in order to continue such insurance or (ii) its insurance policies are being terminated or materially modified effective after the date of this Agreement due to acts of terrorism or war.

         3.14.4 Annex 16 to this Agreement sets forth all pending material claims under the insurance policies of the Companies.

         3.14.5 No notice of cancellation or termination has been received by any of the Companies or any member of the Sellers' Group in respect of any material insurance policy, each of which is in full force and effect.

         3.14.6 None of the Companies has any outstanding obligation with respect to the payment of insurance premiums under any insurance policy, the non- or untimely fulfilled of which can have material consequences for any and all of the Companies.

         3.14.7 To the Sellers' best knowledge, nothing has been done or omitted to be done which could make any insurance policy void or voidable and there is no claim outstanding under any such policy. None of the Companies is required to pay any additional premiums other than those set out in the insurance policies.

3.15     ENVIRONMENTAL MATTERS

         3.15.1 To the Sellers' best knowledge, (i) each of the Companies has since the Original Acquisition Date conducted and currently conduct its operations and businesses materially in compliance with all Environmental Laws and (ii) none of the Companies has received any notice, report or other communication claiming, stating or alleging a material violation or material non-compliance with any such Environmental Laws.

         3.15.2 Except for (i) the coal covenant regarding the reduction of CO2 for electricity generation companies (convenant kolencentrales CO2 reductie), dated 24 April 2002 and (ii) the bench mark covenant for energy efficiency, none of the Companies is a party to or otherwise required to comply with any material environmental agreement or "convenant" (milieuconvenant, milieubeleidsovereenkomst).

         3.15.3 In connection with or as a result of the operations or conduct of business of any and all of the Companies, none of the Companies shall become liable for any and all claims, damages, liabilities, costs, and expenses in connection with alleged or actual damage to, or impairment of, human health in connection with exposure to asbestos, of (former) employees of the Sellers, the Companies and their Affiliates relating to the period before the Closing Date.

3.16     PERMITS

         To the Sellers' best knowledge:

         3.16.1 each of the Companies has obtained all Permits required by Applicable Law;

         3.16.2 Annex 27 to this Agreement sets forth a list of all material permits. Each Permit is in full force and effect and is not subject to any administrative or judicial review other than ordinary reviews undertaken as provided for in such Permit;

         3.16.3 since the Original Acquisition Date, the Companies have conducted their operations and businesses in compliance with the Permits and their terms and conditions;

         3.16.4 there are no circumstances likely to give rise to any material modification, suspension or revocation, or prejudice the renewal of an environmental Permit;

         3.16.5 the validity of environmental Permits will not be affected by the proposed acquisition of the Shares by the Purchaser; and

         3.16.6 none of the Companies has received any notice or written complaints from which it appears that it is or may be in violation of any Environmental Laws or environmental licence or that any further environmental licence may be required.

3.17     INTELLECTUAL PROPERTY RIGHTS, COMPUTER SYSTEMS, DATA AND RECORDS

         3.17.1 Annex 17 to this Agreement contains details of all Intellectual Property Rights owned or used by the Companies and no other Intellectual Property Rights are currently used by the Companies. To the Sellers best knowledge, each of the Companies holds the Intellectual Property Rights described in Annex 17 to this Agreement and may freely use and dispose of such Intellectual Property Rights.

         3.17.2 All the records and systems (including but not limited to computer systems) and all data and information of the Companies are recorded, stored, maintained or operated or otherwise held exclusively by one of the Companies and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerised or otherwise) which are not under the exclusive ownership and control of any of the Companies.

         3.17.3 To Seller's best knowledge, each of the Companies holds, or is licensed to use, such Intellectual Property Rights as are currently in use in their businesses; provided, however, it is understood that this representation does not apply to intellectual property rights owned by EnergieNed. For avoidance of doubt, Seller makes no representation regarding the suitability or adequacy or suitability of software systems owned by third parties such as grid operators, power and commodity exchanges, etc.

         3.17.4 To the extent applicable and to the Sellers' best knowledge, the Companies have complied with the Dutch Data Protection Act (Wet Persoonsregistratie).

3.18     COMPETITION

         3.18.1 To the Sellers' best knowledge, none of the Companies has since the Original Acquisition Date:

                  (viii) been subject to any investigation, complaint or warning from any Governmental Entity in relation to any anti-competitive practice under any Applicable Law;

                  (ix) been a party to any arrangement or practice involving breaches of competition or anti-trust legislation under any Applicable Law; and

                  (x) has given any undertaking and no order has been made against or in relation to any of the Companies pursuant to any anti-trust or similar legislation under any Applicable Law.

         3.18.2 Since the Original Acquisition Date, no investigation, request for information, or statement of objections or similar matter has been carried out or, as the case may be, received from any court, tribunal, governmental, national or supra-national authority in respect of any of the Companies.

         3.18.3 To the Seller's best knowledge, since the Original Acquisition Date, none of the Companies has been a party to any arrangement, which is void or voidable or may render any of the Companies liable in relation to any anti-competitive practice under any Applicable Law.

3.19     NOTE AND DIVIDEND NOTES

         3.19.1 As at the date of this Agreement, the principal amount outstanding under the terms of the Note is three hundred and ninety-seven million seven hundred thousand seven hundred and sixty-three Euro and seventy Euro cents ((euro)
                  397,700,763.70).

         3.19.2 As at the date of this Agreement, there does not exist, nor shall the execution of this Agreement and the consummation of the transactions contemplated by this

                  Agreement or the transfer of the Shares cause with respect to the Note any event of default, or any other similar event.

         3.19.3 As from the Last Accounting Date, all interest required to be paid shall have been accrued in accordance with its terms and no prepayments have been made by the obligor under the Note; it is, however, understood that neither the Purchaser nor REPGB will be entitled to interest payment reimbursement from any of the Sellers.

         3.19.4 The terms and conditions applicable to the Dividend Notes allow for early payment of all amounts outstanding under the Dividend Notes, on or after the Closing, without any penalties being incurred under the Dividend Notes in connection to such early payment.

         3.19.5 The Dividend Notes only accrue interest. No interest has been paid in relation to the Dividend Notes after the Last Accounting Date until the Closing Date (inclusive).

3.20     BROKERS

         None of the Companies has any contract, arrangement or understanding with any investment banking firm, broker, finder or similar agent (each a "BROKER") with respect to the transactions contemplated by this Agreement.

3.21     CROSS BORDER LEASES

         3.21.1 All Cross Border Leases have been included in the Due Diligence Information. To the extent any of the Cross Border Leases have been amended such amendments have also been included in the Due Diligence Information.

         3.21.2 At the date hereof (and as at the Closing) there does not exist, nor shall the execution of this Agreement and the consummation of the transactions contemplated thereby, nor shall the Closing or the transfer of the Shares and/or the Subsidiary Shares in connection thereto cause with respect to the Cross Border Leases:

                  (i) an "Event of Default", as defined in the respective Cross Border Leases;

                  (ii) an "Event of Loss" as defined in the respective Cross Border Leases;

                  (iii) an event or circumstance that due to the expiration of a certain term and/or after being served notice upon or an equivalent thereof and/or any other condition (or a combination of the foregoing) shall at a certain time constitute an "Event of Default" or an "Event of Loss" as defined in the respective Cross Border Leases; or

                  (iv) any other event pursuant to which any third party would be entitled to early termination of any of the Cross Border Leases.

         3.21.3 Each of the Companies that is a party to one or more Cross Border Leases is in full compliance with any of its respective obligations under the Cross Border

                  Leases and has in the past always been in compliance with all of its obligations under the Cross Border Leases.

         3.21.4 None of the Companies has on the date hereof and per the Closing Date exercised any option to early termination of any of the Cross Border Leases.

         3.21.5 The US cross border lease agreement with respect to Diemen 31/32, the Austrian cross border lease agreement with respect to a turbine at Lage Weide 05, the German cross border lease agreement with respect to a gas turbine at Diemen 33 and the German cross border lease agreement with respect to a steam turbine at Diemen 33, that all have been entered into by one or more of the Companies in the past (the "Terminated Leases"), have been terminated and none of the Companies has any obligations in this respect. There are no third parties who, based on the Terminated Leases, can claim any of the assets of any of the Companies that were the subject of the Terminated Leases. Each of the Companies that has been a party to one or more Terminated Leases has in the past always fulfilled all of its obligations under the Terminated Leases.

         3.21.6 At the date of this Agreement there exists no soil contamination pursuant to which any additional letters of credit should have been issued under the Cross Border Leases.

         3.21.7 There are on the date hereof and per the Closing Date no facts or circumstances, which reasonably could give, rise to any tax liabilities or indemnity obligations of any of the Companies in respect of the Cross Border Leases.

3.22     FULL DISCLOSURE

         The Sellers have disclosed or made available to the Purchaser all material financial information relating to the Contracts and the overall trading position of the Companies during the Due Diligence Investigation.

4.       REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS AND THE SELLERS'
         GUARANTOR

4.1 Each of the Sellers and the Sellers' Guarantor, as the case may be, hereby represent and warrant to the Purchaser that on the date of this Agreement, except as set forth in the Sellers' Disclosure Letter, each of the statements set out in Articles 4.2 to 4.8 (inclusive) is true and accurate in accordance with its terms.

4.2      ORGANISATION AND AUTHORITY

         4.2.1 The Seller No. 1 is duly incorporated and validly existing under the laws of the State of Delaware, United States of America and has the requisite corporate power and authority to own its property and to carry on its business as conducted on the date of this Agreement.

         4.2.2 The Seller No. 2 is duly incorporated and validly existing under the laws of The Netherlands and has the requisite corporate power and authority to own its property and to carry on its business as conducted on the date of this Agreement.

         4.2.3 The Sellers' Guarantor is duly incorporated and validly existing under the laws of the State of Delaware, the United States of America, and has the requisite corporate power and authority to own its property and to carry on its business as conducted on the date of this Agreement.

         4.2.4 The Sellers, their material Affiliates, other than the Companies and the Sellers' Guarantor have not stopped or suspended payment of their debts, become unable to pay their debts, been declared bankrupt (in staat van faillissement verklaard) under any Applicable Law, nor have the Sellers, their material Affiliates and the Sellers' Guarantor been dissolved by a competent court. No order has been made or Action or request is pending under any Applicable Law to declare the Sellers, their material Affiliates or the Sellers' Guarantor insolvent and neither have the Sellers, their material Affiliates or the Sellers' Guarantor petitioned for or have been granted a suspension of payments (surseance van betaling) or similar procedure or action under any Applicable Law.

4.3      AUTHORISATION AND LEGAL AND BINDING OBLIGATION

         4.3.1 The execution, performance and delivery (if and to the extent this concept is applicable) of this Agreement by each of the Sellers and the Sellers' Guarantor has been duly authorised by all requisite corporate action on the part of each of the Sellers and the Sellers' Guarantor.

         4.3.2 This Agreement has been duly executed by each of the Sellers and the Sellers' Guarantor and, assuming the due execution of this Agreement by the Purchaser, constitutes valid and binding obligations of each of the Sellers and the Sellers' Guarantor, enforceable against each of the Sellers and the Sellers' Guarantor in accordance with the terms of this Agreement.

4.4      NO CONFLICT

         The execution and performance by the Sellers and the Sellers' Guarantor of this Agreement and the consummation of the transactions contemplated by this Agreement do not:

         4.4.1 violate the provisions of Applicable Law, the applicable articles of association, deeds or certificates of incorporation or by-laws or other similar documents of the Sellers and the Sellers' Guarantor, or any resolutions of the management board or of any other corporate governing body or the shareholders of the Sellers and the Sellers' Guarantor; or

         4.4.2 conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any Contract by which the Sellers or the Sellers' Guarantor are or may be bound except as would not have, individually or in the aggregate, a material adverse effect on the ability of the Sellers or the Sellers' Guarantor to consummate the transactions contemplated by this Agreement.

4.5      OWNERSHIP OF THE SHARES AND OF THE SUBSIDIARY SHARES

         4.5.1 The Sellers are jointly the sole owners of the Shares and have full power, right and authority to transfer the Shares to the Purchaser in accordance with the terms of this Agreement. The Shares constitute the total issued share capital of the Company.

         4.5.2 The Company is the sole owner (indirectly or directly) of the Subsidiary Shares. The Subsidiary Shares constitute the whole of the issued and outstanding share capital of the respective Subsidiaries.

4.6      CONSENTS

         No consent, approval, order or authorisation, or registration, declaration or filing with, any Person is or will be necessary for the valid execution and performance by the Sellers or the Sellers' Guarantor of this Agreement and the consummation of the transactions contemplated by this Agreement, except (i) the consents or approvals specified in Article 13.1, (ii) such consents or approvals that relate to the business or circumstances of the Purchaser or its Affiliates or
         (iii) as would not have, individually or in the aggregate, a material adverse effect on the ability of the Sellers or the Sellers' Guarantor to consummate the transactions contemplated by this Agreement.

4.7      BROKERS

         Neither of the Sellers nor the Sellers' Guarantor nor any of their Affiliates has any contract, arrangement or understanding with any Broker with respect to the transactions contemplated by this Agreement, except for Brokers whose fees shall be borne by the Sellers' Guarantor.

4.8      SELLERS' COVENANTS

         On the Closing Date, to the Sellers' best knowledge and except as set forth in the Sellers' Disclosure Letter, neither of the Sellers, nor the Sellers' Guarantor, nor any of the Companies has breached any of the covenants of the Sellers as set forth in Article 9.

5.       REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASER

5.1 The Purchaser hereby represents and warrants to each of the Sellers and the Sellers' Guarantor that on the date of this Agreement, except as set forth in the disclosure letter, delivered by the Purchaser to the Sellers and the Sellers' Guarantor, as attached as Annex 18 to this Agreement (the "PURCHASER'S DISCLOSURE LETTER") that each of the statements set out in Article 5.2 to 5.7 (inclusive) is true and accurate in accordance with its terms.

5.2      ORGANISATION AND AUTHORITY

         The Purchaser is duly incorporated and validly existing under the laws of The Netherlands and has the requisite corporate power and authority to own its property and to carry on its business as conducted on the date of this Agreement.

5.3      AUTHORISATION AND LEGAL AND BINDING OBLIGATION

         5.3.1 The execution and performance of this Agreement by the Purchaser has been duly authorised by all requisite corporate action on the part of the Purchaser.

         5.3.2 This Agreement has been duly executed by the Purchaser and, assuming the due execution of this Agreement by the Sellers and the Sellers' Guarantor, constitutes valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with the terms of this Agreement.

5.4      NO CONFLICT

         The execution and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement do not:

         5.4.1 violate the provisions of Applicable Law, its articles of association, deed of incorporation or other similar documents, or any resolutions of the supervisory board, the management board or of any other corporate governing body or of shareholders of the Purchaser; or

         5.4.2 conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any Contract by which the Purchaser is or may be bound except as it would not have individually or in the aggregate a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

5.5      CONSENTS

         No consent, approval, order or authorisation, or registration, declaration or filing with, any person is or will be necessary for the valid execution and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement, except (i) the consents or approvals specified in Article 13.1, (ii) such consents or approvals that relate to the business or circumstances of the Companies, the Sellers, the Sellers' Guarantor or their Affiliates or (iii) as would not have, individually or in the aggregate, a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

5.6      AVAILABILITY OF FUNDS

         At Closing, the Purchaser shall have sufficient cash resources and means to make the Cash Payment and to satisfy the Dividend Notes.

5.7      NO KNOWLEDGE OF BREACH

         As of the date of the Agreement and as of the Closing Date (except as otherwise disclosed in the certificate to be delivered pursuant to
         Article 15.1.2) the Purchaser is not aware, after giving effect to the Due Diligence Investigation, of any breach of any of the Sellers' Warranties or of any of the obligations of the Sellers or of the Sellers' Guarantor under this Agreement.

6.       SPECIFIC INDEMNITIES OF THE SELLERS

6.1      THE COMPANY

         Each of the Sellers shall fully indemnify the Purchaser and the Companies and shall hold the Purchaser and the Companies harmless against any liability (including taxes) of the Company relating to the period prior to the Closing Date (a) that results from the Closing steps set out in Article 14 or (b) that results from or is connected to the Company having any assets or liabilities at Closing other than (i) the shares of REPGB and (ii) the principal and accrued interest under the Dividend Notes (after giving effect to the partial payment of such Notes).

6.2      NO LIMITATIONS

         For the avoidance of doubt, the liability of the Sellers under Article
         6.1 shall not be limited or qualified in any respect by any limitations that may apply to the Sellers' Warranties, nor by any statements contained in the Sellers' Disclosure Letter.

7.       DUE DILIGENCE INVESTIGATION

7.1      ACKNOWLEDGEMENT DUE DILIGENCE INVESTIGATION

         The Purchaser acknowledges that it has performed, with the assistance of professional legal, accountancy, financial, technical and tax advisors (its "ADVISORS"), a due diligence investigation of the Companies, including financial, tax, legal, operational and commercial areas with respect to the Companies and their respective businesses (the "DUE DILIGENCE INVESTIGATION").

7.2      FURTHER ACKNOWLEDGEMENTS

         Furthermore the Purchaser acknowledges that:

         7.2.1 the Purchaser's Group has conducted a very extensive review of the Due Diligence Information made available to the Purchaser's Group by the Sellers' Group or their Advisors; and

         7.2.2 the Purchaser's Group has had the opportunity to raise with the Sellers specific issues through (i) written question and answer sessions and (ii) management presentations.

8.       COVENANTS OF THE PURCHASER

8.1      THE MARKS

         8.1.1 The Purchaser acknowledges and agrees that (i) the Marks shall not be deemed to be hereby acquired and (ii) the license under which the Companies use the Marks will be terminated sixty
                  (60) calendar days after the Closing Date. The Sellers shall be permitted (but shall not be required), after due consultation with the Purchaser, on or prior to Closing, to cause each of the Companies to change its name such that the name "Reliant" or "Resources" is not used in any such entity's name. In doing so, the Sellers will take into account the reasonable wishes of the Purchaser in this regard. No later than sixty (60) calendar days after the Closing Date, the Purchaser shall cause any Companies the name of which includes the name "Reliant" or "Resources" to change its name to exclude the name "Reliant" or "Resources". Thereafter, the Purchaser shall cause the Companies to cease and discontinue all use of the Marks.

         8.1.2 During the period of use, as set forth in Article 8.1.1, by the Companies of the Marks, the Purchaser shall, and shall procure that the Companies shall, comply with the obligations of licensees under the trademark license agreement covering the Marks and shall retain and conform to Reliant Energy Europe's established quality standards.

8.2      NO DIVIDENDS

         The Purchaser shall procure that none of the Companies adopts any resolution or takes any action to distribute dividends, to repay capital or to make any other distributions of reserves or capital on the Closing Date.

8.3      MITIGATION OF DAMAGES

         Except as expressly provided for in this Agreement, the Purchaser shall and shall procure that any of its Affiliates shall carry out any reasonable voluntary act, omission, transaction, or arrangement after the Closing Date to avoid or mitigate any claim or matter which would give rise to a claim under the Sellers' Warranties.

9.       COVENANTS OF THE SELLERS

9.1      ACCESS

         9.1.1 To the extent permitted pursuant to Applicable Law, the Sellers agree that from the date of this Agreement until Closing upon reasonable notice from the Purchaser, the Sellers shall, and shall cause the Companies to, as soon as practicable, provide to the Purchaser and its respective Advisors and representatives (collectively, the "PURCHASER'S GROUP") reasonable access, at reasonable times during normal business hours, to the books and records of the Companies and to members of their management designated by the Sellers, and to furnish to the Purchaser's Group such information concerning the businesses, property and personnel of the Companies as the Purchaser's Group may reasonably request.

         9.1.2 From the date of this Agreement until Closing, REPGB and RETM shall grant access to an independent third party adviser of the Purchaser on at least [three (3)] Business Days per week for the purpose of monitoring that the commercial procedures of the Companies are conducted in accordance with Article 9. The Purchaser shall procure that such third party advisor enter into a confidentiality agreement prior to providing such access. It is agreed that such third party advisor shall not provide Purchaser with any specific commercially sensistive information.

                  In addition, from the date of this Agreement until Closing, to the extent permitted by Applicable Law, the Chief Operating Officer of the Companies and members of his staff will meet at least once a month with representatives of the Purchaser to review the topics.

         9.1.3 In the event that the Sellers suffer any damage clearly the result of a breach by the independent third party adviser of the Purchaser disclosing information to the Purchaser in breach of the terms set forth in this Agreement, the Purchaser shall fully indemnify the Sellers for such damages.

         9.1.4 The provisions of Articles 9.1.1 to 9.1.3 (inclusive) are subject to the following limitations:

                  (i) Access shall be afforded to the Purchaser's Group only in such manner so as not to unreasonably disturb or interfere with the normal operations of each of the Companies;

                  (ii) The Purchaser's Group shall fully comply with Applicable Law and with any applicable security, health and safety requirements;

                  (iii) Nothing in this Article 9.1 shall be construed to require any of the Sellers, the Sellers' Guarantor or any of the Companies to supply to the Purchaser's Group any information that any of the Sellers, the Sellers' Guarantor or any of the Companies reasonably believe:

                           (a) it may not provide to the a member of the Purchaser's Group by reason of any Applicable Law and APX rules;

                           (b) would constitute information protected by attorney-client privilege; or

                           (c) that any of the Sellers, the Sellers' Guarantor or any of the Companies is required to keep confidential by reason of a contractual obligation, an understanding with third parties, or pursuant to Applicable Law;

                  (iv) All information furnished by or on behalf of the Sellers, the Sellers' Guarantor or the Companies or any of their Affiliates under this Agreement to a member of the Purchaser's Group shall be subject to the terms of the Sellers' Confidentiality Agreement;

                  (v) The Purchaser shall not have the right to perform or conduct any environmental sampling or testing at, in, on or underneath the Business Premises; and

                  (vi)     The Purchaser shall have no rights pursuant to this
                           Article 9.1 during the continuation of a Material Purchaser's Pre-Closing Breach.

9.2      CONDUCT OF BUSINESS BETWEEN THE DATE OF THIS AGREEMENT AND CLOSING

         9.2.1 From the date of this Agreement until Closing, the Sellers shall procure that the Companies shall:

                  (i) conduct their respective businesses and operations in the usual, regular and ordinary course in substantially the same manner as conducted since the Original Acquisition Date;

                  (ii) preserve their respective businesses and operations substantially in the same condition as they exist on the date of this Agreement; and

                  (iii) preserve the relationships of the respective Companies with customers, suppliers, licensors, licensees, distributors and other counter parties with whom the Companies deal.

         9.2.2 Notwithstanding the foregoing, and except as otherwise specifically contemplated in this Agreement, the Sellers shall procure that the Companies shall not, without the prior written consent of the Purchaser, which will not be unreasonably withheld, from the date of this Agreement until
                  Closing:

                  (i) enter into any capital expenditure commitment above an amount of one million Euro ((euro)1,000,000), which in total with other capital expenditure commitments entered into after the date of this Agreement exceeds the sum of five million Euro ((euro)5,000,000), with the exception only of normal payments of wages, social security charges, office leases, insurance premiums and Taxes;

                  (ii) dispose of or grant an option to purchase or a right of pre-emption in respect of any part of the Assets and part of the operations of the Companies;

                  (iii) borrow any money or guarantee any indebtedness, except for borrowings under the terms and conditions of existing facilities, as such facilities, as described in subparagraph (iv) of the definition of 'Net Cash' (i.e. for the avoidance of any doubt: the LC Facility, the Revolving Credit Facility and any of REPGB's current outstanding credit agreements) may be extended from time to time, subject to the terms and conditions being the same as the existing facilities (save the term thereof),

                  (iv) guarantee any indebtedness, issue, amend or extend letters of credit, bonds or other forms of collateral, except required pursuant to the terms and conditions of existing or new F/X, fuel supply or trading contracts, that require or may require entering into any (new) credit support documentation with (existing or new) commercial counterparties, all of the foregoing in accordance with and on terms and conditions in accordance with past practice, provided, however, that effective as of the date of this Agreement, the Companies will not enter into new master or general fuel supply or trading contracts unless such contracts provide for the automatic release of letters of credit upon meeting investment grade status and provided further that with regard to existing agreements as of the date of this Agreement, such letters of credit are terminable upon Purchaser becoming the credit support provider under the relevant master agreement.

                  (v) commit to make or make any loan except to the Companies;

                  (vi) distribute any dividends or make distributions out of any of the Companies;

                  (vii) make any changes in accounting methods (other than changes in accounting methods required under Dutch GAAP, as applicable, to be implemented prior to or on the Closing Date);

                  (viii) (a) enter into, modify, amend, terminate or renew any Contract (specifically including any and all Cross Border Leases, agreements related to Stranded Costs, the Note and the Dividend Notes (except in respect of the Dividend Notes as specifically agreed to in this Agreement) or (b) waive, release or assign any material right or material claim;

                  (ix) enter into agreements or amendments related to the Stranded Costs, except for the exercise of REPGB's corporate governance rights as a shareholder in NEA, agreements required to implement the terms and conditions of governmental regulations, court orders, etc., maintenance, service level and other ministerial agreements entered into in the ordinary course of business and consistent with the day to day operation of REPGBs district heating operations (it being understood that Sellers and the Companies will not, however, enter into any amendments of the district heating contracts without the consent of the Purchaser);

                  (x) create, extend, grant, issue or permit to subsist, or agree to create, extend or issue any new Encumbrances in excess of one million Euro ((euro) 1,000,000) on any of the Assets, Shares or any of the Subsidiary Shares;

                  (xi) make any increase, or agree to make any increase, in the remuneration of any of their directors, managers or employees or make any change in the terms and conditions of employment of any of their directors, managers or employees or employ or terminate (except for good cause) the employment of any person earning a total annual remuneration in excess of sixty five thousand Euro ((euro) 65,000), in each case except for such increases or changes as are in the ordinary course of business and consistent with past practice;

                  (xii) acquire or commit to acquire any assets or property in excess of one million Euro ((euro)1,000,000) per transaction or related transactions;

                  (xiii) make, or announce to any person any proposal to make, any change or addition to any benefit (including but not limited to retirement, death or disability benefit) in respect of any of their directors, managers or employees or former directors, managers or employees (or any dependant of any such person) or to any existing social plan or arrangements following from a previous social plan (other than any change required by Applicable Law) or grant or create any additional benefit or, without limiting the foregoing, take any action or allow any action to be taken in relation to the applicable arrangements as a result of any social plan other than in the ordinary course of administering any social plan or omit to take any action necessary or prudent for the ordinary proper operation of any social plan;

                  (xiv) enter into any agreement or arrangement with the Works Council of REPGB or any trade union with respect to any applicable social plan;

                  (xv) permit any of their material insurance to lapse (vervallen) or do any thing which would make any policy of a material insurance void or voidable, it being understood that any insurance required pursuant to the terms of any of the Cross Border Leases shall be deemed material for the purpose hereof;

                  (xvi)    create, issue, purchase or redeem any shares;

                  (xvii)   settle any existing or initiate any new litigation;

                  (xviii) agree to give any option in respect of the Shares or the Subsidiary Shares;

                  (xix) create, extend, grant, issue or agree to any guarantees or similar arrangements on behalf of the Sellers or any direct or indirect parent of the Sellers;

                  (xx) enter into any arrangements or agreements with any member of the Sellers' Group except the Companies; or

                  (xxi) agree, conditionally or otherwise, to do any of the foregoing.

         9.2.3 Notwithstanding the foregoing, the Sellers and the Companies shall be permitted to do the following:

                  (i) actions expressly permitted under the other sections of this Agreement;

                  (ii) actions in connection with necessary repairs due to breakdown or casualty, environmental emergencies, business emergency or other unforeseen operational matters;

                  (iii)    actions required by Applicable Law or any Judgement;

                  (iv)     actions required by any Contract;or

                  (v) as set forth in Capital Expenditures schedule, attached as Annex 19 to this Agreement;

                  provided that the Sellers shall keep the third party adviser set forth in Article 9.1.2 informed of such action.

9.3      COMMERCIAL TERMS

         9.3.1 As from the date of this Agreement until Closing, the Sellers shall procure that, to the extent permitted pursuant to Applicable Law the Companies shall:

                  (i) conduct their business in the ordinary course of business and in accordance with reasonable prudent practice compared to a company operating under similar circumstances; and

                  (ii) with regard to those subjects specifically set forth in Annex 23 to this Agreement (hereafter the "COMMERCIAL TERMS") operate in accordance with the terms set forth in Annex 23.

         9.3.2 For the purpose of determining whether there is a Material Seller's Pre-Closing Breach or Material Seller's Guarantor Pre-Closing Breach, the consequences of all breaches of obligations of the Companies pursuant to the Commercial Terms as specified in Annex 23 to this Agreement will be aggregated (giving effect to the netting of the impacts).

         9.3.3 The Commercial Terms set out in Annex 23 to this Agreement are for the period up to the earlier of (i) Closing and (ii) the date on which any of the Parties terminate this Agreement in accordance with the terms of this Agreement.

9.4      LICENCE AGREEMENT

         As from Closing, the Sellers' Group, excluding the Companies, shall grant to the Purchaser and the Companies a non-exclusive, fully paid-up, licence-fee free, perpetual, transferable license to any Intellectual Property Rights that are held by the Sellers' Group, excluding the Companies and are necessary for the conduct of the business of the Companies as conducted on the date of this Agreement, including (but not limited to) the PCI and E-Midas systems and software, to be effectuated by one or more license agreements substantially in the form attached as Annex 20 to this Agreement.

9.5      INSURANCE

         9.5.1 Until the Closing Date, the Sellers shall maintain insurance policies covering the Assets, the properties, operations, personnel and business of the Companies in substantially the same manner as maintained since the Original Acquisition Date and in accordance with the terms of the Cross Border Leases.

         9.5.2 With respect to any claim arising prior to the Last Accounting Date for loss or damage experienced by any of the Companies that is covered by one or more of the insurance policies held by the Sellers or by any member of the Sellers' Group other than any of the Companies, covering the Assets, the properties, operations, personnel and businesses of the Companies, any and all insurance proceeds received by any of the Companies for such claims prior to or after the Closing Date shall be notified without delay to the Sellers and shall be transferred to the Sellers, or to any other person designated by the Sellers, into a bank account to be designated by the Sellers within five (5) Business Days after receipt of such proceeds by the respective Company.

9.6      LIQUIDATION SELLER NO. 2

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         In the event, after the Closing Date, Seller No. 1, in its capacity as sole shareholder of Seller No. 2, would resolve to merge Seller No. 2 into Seller No. 1 or an Affiliate or liquidate (ontbinden) Seller No. 2, the Purchaser hereby irrevocably and unconditionally (i) grants its approval for such merger or the liquidation, (ii) agrees to fully co-operate to the extent necessary to effect such merger or liquidation and (iii) waives any rights it may have to oppose to (verzetten) or prevent such merger or liquidation, provided that, Seller No. 1, prior to or as part of the liquidation, takes over and assumes all rights and obligations of Seller No. 2 under this Agreement.

9.7      CROSS BORDER LEASES

         9.7.1 During the period prior to the Closing Date, the Sellers and REPGB will meet periodically to discuss possible mechanisms for the Purchaser to eliminate or reduce the obligation of REPGB to post letters of credit under its Cross Border Leases, including the possibility of seeking consents, waivers or amendments to the terms of the Cross Border Leases.

         9.7.2 The Sellers will cooperate, to the extent reasonable, in arranging for the Purchaser to contact investors under the Cross Border Leases for this purpose; provided, however, that
                  (i) the Purchaser will reimburse the Sellers for any reasonable costs and reasonable expenses incurred by the Sellers directly pursuant to a request of the Purchaser in connection with this undertaking, (ii) none of the Sellers are under any obligation to enter into any agreement or undertake any other action that Sellers could reasonably impose upon REPGB a risk of liability and (iii) Sellers are not under any obligation to assume any liability regarding the Cross Border Leases after the Closing Date as part of this undertaking (except as otherwise provided expressly under this Agreement).

9.8      ABB MORTGAGE

         At Closing either (i) the Sellers shall procure that REPGB shall have been granted a first right of mortgage (recht van eerste hypotheek) in order to secure the performance of Asea Brown Boveri AG & Co Leasing KG pursuant to the equipment lease agreement dated October 14, 1994, and, if applicable, the related documents in connection to this Cross Border Lease or (ii) the Sellers shall provide the Purchaser with a legal opinion of a Swiss lawyer reasonably satisfactory to the Purchaser opining that in the event of a bankruptcy of the Swiss subsidiary of Asea Brown Boveri AG & Co Leasing KG which holds the purchase option under the equipment lease agreement dated October 14, 1994, REPGB can cause a transfer of ownership to itself of the GT13E2 Gas turbine, located in the Lage Weide Facility in Utrecht, The Netherlands against a release of the deposit amount under the equipment lease agreement dated October 14, 1994 to Asea Brown Boveri AG & Co Leasing KG.

9.9      SETTLEMENT

         The Sellers' Group and the Companies shall not engage in any intercompany transactions that result in the creation of Inter-Company Payables and Inter-Company Receivables that are not in the ordinary course of business consistent with past practice. Prior to the last day immediately prior to the Closing, the Sellers' Group, not including the

                                     - 45 -
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         Companies, on the one hand and the Companies on the other hand shall have fully settled between them all outstanding receivables, including but not limited to the Intercompany Receivables, but excluding the Note, as well as all outstanding payables, including but not limited to the Intercompany Payables, but excluding the Dividend Note.

10.      COVENANTS OF ALL PARTIES

10.1     CONFIDENTIALITY

         10.1.1 Nothing in this Agreement shall be construed as impairing or otherwise limiting the obligations assumed pursuant to the Confidentiality Agreements by the parties thereto.

         10.1.2   In addition to the obligations of each Party set forth in
                  Article 10.1.1, each Party, from Closing, with respect to itself and to its Affiliates, agrees and covenants with the other Parties that it will keep confidential, and cause their and their Affiliates' respective officers, directors, employees and advisors to keep confidential, all information relating to the businesses and operations of Reliant Energy Europe; provided, that after Closing, the Purchaser shall be entitled to disclose material information about the pre-Closing businesses and operations of Reliant Energy Europe only if the Purchaser consults in good faith with the Sellers before publicly disclosing such material information and only if such material information is not material specific competitive customer information except, in each case, as required by Applicable Law or administrative process (to the extent so required) (in which case the legally obligated Party shall promptly notify the other Parties and give the other Parties an opportunity to oppose such disclosure) and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Article 10.1. The covenants set forth in this Article 10.1 shall be effective as of the Closing Date and shall terminate two (2) years after the Closing Date.

10.2     FURTHER ASSURANCES

         As and when requested by a Party after the date of this Agreement and subject to the terms of this Agreement, the other Parties shall take or procure the taking of all actions by their Affiliates (or refrain and procure that their Affiliates refrain from taking any actions) and execute or procure the execution of all such further documents, forms, assignments, transfers, assurances and other things as such other Party may reasonably consider necessary or appropriate to give full effect to the transactions contemplated by this Agreement.

10.3     INSURANCE CLAIMS

         10.3.1 As from Closing, each Party shall use its best efforts to assist the other Party and their Affiliates in filing and pursuing claims arising prior to the Last Accounting Date under any insurance policy covering the Assets, properties, operations, personnel and businesses of the Companies.

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

         10.3.2 In connection with the preparation or pursuit of an insurance claim, each Party shall co-operate and provide the other Party, its Affiliates and their Advisors with reasonable access during normal business hours to all relevant premises, assets, personnel, documents and records within its or its Affiliates' possession or control and each Party will reasonably allow the other Parties to take photographs or copy documents, in each case as reasonably deemed necessary by such other Party, its Affiliates or their Advisors for the preparation or pursuit of such insurance claim.

11.      OBLIGATIONS OF THE SELLERS' GUARANTOR

11.1     PERFORMANCE AND PAYMENT GUARANTEE

         The Sellers' Guarantor, by way of its own independent obligation and not as surety (borg), hereby irrevocably and unconditionally and absolutely guarantees to the Purchaser and irrevocably and unconditionally and absolutely promises to cause the prompt, due and punctual observance and performance of all the obligations, terms, conditions and covenants on the part of each of the Sellers under and pursuant to this Agreement, including the payment from time to time as guarantor of any and every sum of money, which each of the Sellers are at any time liable to pay or reimburse to the Purchaser or the Companies under or pursuant to this Agreement (the "GUARANTEED OBLIGATIONS"):

         11.1.1 by virtue of a Judgment rendered against the Sellers or each of them by a competent court of law in accordance with this Agreement; or

         11.1.2   by virtue of an amicable settlement between the Parties.

11.2     NO EFFECT

         Except as described in Article 11.1, no invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defence to the foregoing guarantee nor shall any other circumstances that may otherwise constitute a defence available to, or discharge of, the Sellers or the Sellers' Guarantor in respect of the Guaranteed Obligations, or in respect of the foregoing guarantee affect, impair or be a defence to the guarantee under Article 11.1.

11.3     WAIVER OF DEFENCES

         The Seller Guarantor hereby waives all defences, counterclaims and, where relevant, all suretyship, jointly and severally liable debtor or other defences or otherwise.

12.      PRE-CLOSING TERMINATION AND ABANDONMENT

12.1     PRE-CLOSING TERMINATION AND ABANDONMENT

         This Agreement may be terminated (ontbonden) and the transactions contemplated hereby may be abandoned by notice to the other Parties (a "TERMINATION NOTICE") at any time before the Closing:

         12.1.1   by mutual written consent of the Parties;

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

         12.1.2 by each of the Parties if there has been a Material Sellers' Pre-Closing Breach or a Material Sellers' Guarantor Pre-Closing Breach, provided, however, that

                  (i)      the Purchaser shall have no right pursuant to this
                           Article 12.1.2 if there is a Material Purchaser's Pre-Closing Breach; and

                  (ii) neither of the Sellers, nor the Sellers' Guarantor shall have a right to terminate this Agreement pursuant to this Article 12.1.2 if such Material Sellers' Pre-Closing Breach or Material Sellers' Guarantor Breach, as the case may be, results from a wilful act, wilful omission or intentional breach of either of the Sellers or the Sellers' Guarantor; and

                  (iii) neither of the Sellers nor the Sellers' Guarantor shall have a right to terminate this Agreement pursuant to this Article 12.1.2 if such Material Sellers' Pre-Closing Breach or Material Sellers' Guarantor Breach, as the case may be, results from
                           (a) the creditors of the Sellers' Group have acquired direct or indirect control of the voting power of a majority of the capital stock of the Company or any of its parent companies through the exercise of their rights as pledge holders of the capital stock of such entities or (b) the Sellers' or the Sellers' Guarantor's bankruptcy;

         12.1.3 by the Sellers together with the Sellers' Guarantor if there has been a Material Purchaser's Pre-Closing Breach, provided that there is not also a Material Sellers' Pre-Closing Breach or a Material Sellers' Guarantor Pre-Closing Breach continuing;

         12.1.4 by each of the Parties if at any time on or after the date that is nine (9) months after the date of this Agreement any of the conditions precedent provided for in Article 13 have not been satisfied or waived in writing by the Party or Parties permitted to waive such conditions precedent.

12.2     CONSEQUENCES OF PRE-CLOSING TERMINATION

         Upon receipt of a Termination Notice:

         12.2.1 all Information (as defined in the Purchaser's Confidentiality Agreement) will be returned to the Sellers or destroyed in accordance with the terms of the Purchaser's Confidentiality Agreement;

         12.2.2 all Information (as defined in the Sellers' Confidentiality Agreement) will be returned to the Purchaser or destroyed in accordance with the terms of the Sellers' Confidentiality Agreement; and

         12.2.3 no Party shall have any liability or further obligation to any other Party except:

                  (i) with respect to the Confidentiality Agreements, in accordance with their respective terms;

                  (ii) for such rights, remedies and liabilities in connection to a breach of this Agreement as are explicitly provided for this Agreement; and

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

                  (iii) any liability or further obligation pursuant to the following Articles: Article 11 (Obligations of the Sellers' Guarantor), this Article 12 (Pre-Closing Termination and Abandonment), Article 21 (Notices),
                           Article 22 (Governing Law and Dispute Resolution Procedures), Article 24.1 (Entire Agreement) and
                           Article 24.3 (Expenses), which shall all survive the termination of this Agreement.

13.      CONDITIONS PRECEDENT TO CLOSING

13.1     CONDITION PRECEDENT TO THE OBLIGATIONS OF EACH PARTY

         The respective obligations of each of the Parties to consummate the transactions contemplated by this Agreement are conditional upon on or before the Closing Date (or being waived by all Parties):

         13.1.1   the Dutch Competition Authority (Nederlandse
                  Mededingingsautoriteit):

                  (a) having issued a decision stating that no licence is required for the transactions contemplated by this Agreement or any matter arising from these transactions; or

                  (b) not taking a decision upon notification within the respective time limits set by the Dutch Competition Act; or

                  (c) in the event that the Dutch Competition Authority issues a decision that a license is necessary for the transactions contemplated by this Agreement or any matter arising from these transactions, the Dutch Competition Authority, following a request for such license, has granted such license or has not taken a decision upon request for a license within the respective time limits set by the Dutch Competition Act; and

         13.1.2 if the relevant jurisdictional thresholds are met, the Federal Cartel Office (Bundes Kartel Amt), following a first or second phase investigation (or the relevant national equivalents), having issued a decision notifying the Purchaser and the Sellers that it grants approval under the Act Against Restraints of Competition in relation to the purchase of the Shares by the Purchaser or any matter arising from it, or not taking a decision upon notification within the respective time limits set by the Act Against Restraints of Competition.

13.2     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are further conditional upon each of the following conditions precedent (opschortende voorwaarden) being fulfilled on or before the Closing Date (or being waived by the Purchaser):

         13.2.1 MATERIAL ADVERSE CHANGE. No events or circumstances having occurred prior to Closing that have a Material Adverse Effect and that were unknown to the Purchaser on the date of this Agreement or have not been disclosed as part of the Sellers' Disclosure Letter;

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

         13.2.2 REPRESENTATION AND WARRANTIES. The Sellers' Warranties and Sellers' Guarantor's Warranties shall be true and correct as at the Closing Date, except to the extent such warranties expressly relate to an earlier date (in which case as of such earlier date), and except for failures of Sellers' Warranties and Sellers' Guarantor's Warranties referred to in this Article to be true and correct in accordance with their terms and do not have, individually or in the aggregate, (i) a material adverse effect (not being a Material Adverse Effect) on the Sellers and the Sellers' Guarantor's ability to consummate the transactions contemplated by this Agreement or
                  (ii) a Material Adverse Effect;

         13.2.3 CERTIFICATE. The Purchaser shall have received a certificate signed on behalf of the Sellers by (one or more) executive officer(s) of the Sellers and a certificate signed on behalf of the Sellers' Guarantor by an executive officer of the Sellers' Guarantor, in each case indicating that the conditions precedent provided in Articles 13.2.1 and 13.2.2 have been satisfied to the extent that they have not been waived; and

         13.2.4 OPINIONS. Purchaser shall have received a legal opinion dated the Closing Date of (i) US counsel to Seller No. 1 and the Sellers' Guarantor and (ii) the Sellers' In-House counsel to Seller No. 1 and the Sellers' Guarantor, all substantially in the form as attached as Annex 21 to this Agreement.

13.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS AND THE SELLERS' GUARANTOR

         The obligations of the Sellers and of the Sellers' Guarantor to consummate the transactions contemplated by this Agreement are further conditional upon each of the following conditions precedent (opschortende voorwaarden) being fulfilled on or before the Closing Date (or being waived by the Sellers and by the Sellers' Guarantor):

         13.3.1 REPRESENTATIONS AND WARRANTIES. The Purchaser's Warranties shall be true and correct as of the Closing Date, except for failures of the representations and warranties referred to in this Article to be true and correct as do not have, individually or in the aggregate, a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement; and

         13.3.2 CERTIFICATES. The Sellers and of the Sellers' Guarantor shall have received a certificate signed on behalf of the Purchaser by an executive officer of the Purchaser indicating that the condition precedent provided in Article 13.3.1 has been satisfied to the extent that it has not been waived.

14.      CLOSING

14.1     CLOSING DATE

         The Closing shall take place at 10:00 a.m. (Amsterdam time) on the sixth (6th) Business Day after the written notification by a Party to the other Parties (which is not objected to within two (2) Business
         Days) of the satisfaction or waiver of the conditions precedent set forth in Article 13 (other than those conditions to be satisfied at Closing), or at such other time, date or place agreed to in writing by the Parties, at the offices of Allen & Overy in Amsterdam, The Netherlands, provided, however, that if the sixth (6th)

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

         Business Day after such notification is in the period of the twelfth
         (12th) through the twentieth (20th) calendar day of the month, the Closing will be on the first Business Day after the twentieth (20th) calendar day of the month. The date on which Closing occurs is referred to in this Agreement as the "CLOSING DATE".

14.2     TRANSACTIONS TO BE EFFECTED AT CLOSING

         The following shall take place (or, to the extent that any of the documents referred to below shall have been executed before Closing, shall be deemed to have taken place) at Closing simultaneously, save for Article 14.2.10 that shall be deemed to have taken place directly thereafter:

         14.2.1 CERTIFICATES. The Purchaser, the Sellers and the Sellers' Guarantor shall deliver to each other the certificates described in Article 13.2.3 and Article 13.3.2.

         14.2.2 DIVIDEND. The Sellers shall procure that prior to or at Closing REPGB declares and pays an amount of dividend equal to ninety million Euro ((euro) 90,000,000) in favour of the Company and that the Company will subsequently as partial repayment of the Dividend Notes pay such amount to RECE.

         14.2.3   PAYMENT / ASSUMPTION. The Purchaser shall:

                  (i) pay the Cash Payment in cash by wire transfer in immediately available funds and free of bank charges, deductions or set-off from any course of action in any way arising into the third party bank account of the Notary at the ABN AMRO Bank (account number:
                           55.58.86.999). The Notary shall thereafter hold the amount for and on behalf of the Purchaser;

                           Sellers hereby instruct the Notary to transfer the Cash Payment in cash by wire transfer in immediately available funds and free of bank charges, deductions or set-off from any course of action in any way arising by the Notary to the Sellers into the account of [-] at the [-] bank (account number [-]) immediately upon the execution of the Deed of Transfer of Shares;

                  (ii) assume the liability of Reliant Energy Power Generation Inc. (or any of its assignees) vis-a-vis REPGB pursuant to the terms of the Note and granting Reliant Energy Power Generation Inc. full discharge from its payment obligations of the outstanding balance under the Note and any other liability under the Note by execution of the deed of assignment substantially in the form as attached as Annex 22 to this Agreement.

         14.2.4 TERMINATED OBLIGATIONS; RELEASES. Upon the terms and subject to the conditions set forth in this Agreement the Purchaser shall deliver to the Sellers (with a copy to the relevant Companies) sufficient evidence that it has assumed the Terminated Obligations and the Sellers and its Affiliates (except for the Companies) shall be released from such Terminated Obligations.

         14.2.5 TRANSFER OF THE SHARES. The Sellers shall transfer the Shares to the Purchaser by execution of the Deed of Transfer of Shares before Mr Gerbrand W. Ch.Visser, civil law notary (notaris) in Amsterdam, or his replacement (the "NOTARY").

         14.2.6 SHAREHOLDERS' REGISTER. The Sellers shall cause the Company to deliver to the Purchaser the Company's shareholders' register in which the transfer of the Shares shall have been registered by the Notary.

         14.2.7 RESIGNATIONS. The Sellers shall deliver to the Purchaser resignation letters signed by each of the members of the management board and of the supervisory board of the Companies as set forth in Annex 23 to this Agreement (each a "RESIGNING PERSON"), in each case acknowledging that such Resigning Person has no claim against any of the Companies from which he/she is resigning, whether for loss of office or otherwise.

         14.2.8 RESOLUTIONS. The Sellers shall deliver to the Purchaser copies of the necessary corporate resolutions in which it shall be resolved that the Resigning Persons shall be removed with granting full discharge (decharge) of their office duties as managing directors or supervisory board directors, as the case may be, and the managing directors and supervisory directors nominated by the Purchaser shall be appointed, with effect from the time of execution of the Deed of Transfer of Shares.

         14.2.9 LICENCES. The relevant Parties shall execute and cause the relevant Parties' Affiliates to execute the licence agreements contemplated by Article 9.4.

         14.2.10 DIVIDEND NOTES. After the payments have been made in accordance with Article 14.2.2, and after the transfer of the Share has been completed in accordance with Article 14.2.5, the Companies shall and the Purchaser shall procure that the Company pays the remaining outstanding amounts (unpaid principal amount and interest) under the Dividend Notes, by wire transfer in immediately available funds and free of bank charges, deductions or set-off from any course of action in any way arising to the third party bank account of th Notary at ABN AMRO Bank (account number 55.58.86.999). The Notary shall thereafter hold the amount for and on behalf of the Sellers, provided however, that the Notary shall not be entitled to release such amount without prior joint instructions of the Sellers and the Purchaser and only in accordance with Article 14.3.

14.3     DIVIDEND NOTES

         On the first Business Day after the Closing Date, the Notary shall, after receiving the joint instruction of the Sellers and the Purchaser, as set forth in Article 14.2.10, transfer the amounts held pursuant to
         Article 14.2.10 by wire transfer in immediately available funds and free of bank charges, deductions or set-off from any course of action in any way arising, to RECE into the account of [-] at the [-] bank (account number [-]) as full and final settlement of the Dividend Notes.

14.4     ADDITIONAL DOCUMENTS

         Each Party shall deliver or execute such other documents as any other Party may reasonably request to demonstrate satisfaction of the conditions precedent and covenants set forth herein; provided, however, that such request must be received by a Party no later than two (2) Business Days prior to the Closing.

15.      REMEDIES PRE-CLOSING BREACHES

15.1     SELLERS' PRE-CLOSING BREACH AND SELLERS' GUARANTOR'S PRE-CLOSING BREACH

         In the event of a Sellers' Pre-Closing Breach or a Sellers' Guarantor's Pre-Closing Breach (other than a Material Sellers' Pre-Closing Breach or Material Sellers' Guarantor Pre-Closing Breach):

         15.1.1   none of the Parties is entitled to terminate this Agreement;
                  and

         15.1.2 the Purchaser shall be entitled after the Closing Date to submit a claim for damages only, provided that such claim is accompanied by a certificate to the effect that it (i) had disclosed the existence of such Sellers' Pre-Closing Breach or Sellers' Guarantor's Pre-Closing Breach on the Closing Date pursuant to Article 5.7 or (ii) it had no knowledge of such Sellers' Pre-Closing Breach or Sellers' Guarantor's Pre-Closing Breach on the Closing Date.

15.2 MATERIAL SELLERS' PRE-CLOSING BREACH AND MATERIAL SELLERS' GUARANTOR PRE-CLOSING BREACH

         In the event of a Material Sellers' Pre-Closing Breach or a Material Sellers' Guarantor Pre-Closing Breach:

         15.2.1   each Party can terminate this Agreement in accordance with
                  Article 12;

         15.2.2 if the Agreement is not terminated, after Closing, the Purchaser can claim damages provided that it has complied with
                  Article 5.7; and

         15.2.3   if a Party elects to terminate the Agreement pursuant to
                  Article 12, the Purchaser shall be entitled to claim damages only if the Material Sellers' Pre-Closing Breach or the Material Sellers' Guarantor Pre-Closing Breach is the result of a wilful act or omission or intentional breach of the Sellers or Sellers' Guarantor, it being understood that the circumstances referred to in Article 12.1.2 (iii) will for the purpose of this Agreement not be deemed as resulting from a wilful act or omission or intentional breach of the Sellers or the Sellers' Guarantor.

15.3     PURCHASER'S PRE-CLOSING BREACH

         In the event of a Purchaser's Pre-Closing Breach (other than a Material Purchaser's Pre-Closing Breach):

         15.3.1   none of the Parties is entitled to terminate this Agreement;
                  and

         15.3.2 the Sellers and the Sellers' Guarantor shall be entitled after the Closing Date to submit a claim for damages it suffered, provided that such claim is accompanied by a certificate to the effect that it (i) had disclosed the existence of such

                  Purchaser's Pre-Closing Breach on the Closing Date or (ii) it had no knowledge of such Purchaser's Pre-Closing Breach prior to the Closing Date.

15.4     MATERIAL PURCHASER'S PRE-CLOSING BREACH

         In the event of a Material Purchaser's Pre-Closing Breach:

         15.4.1 the Sellers and the Sellers' Guarantor shall be entitled to terminate the Agreement as set forth in Article 12; and

         15.4.2 if the Agreement is not terminated, the Sellers and the Sellers' Guarantor shall be entitled to claim damages suffered as a result of such Material Purchaser's Pre-Closing Breach provided that such claim is accompanied by a certificate to the effect that Sellers and Sellers' Guarantor (i) had disclosed the existence of such Material Purchaser's Pre-Closing Breach on the Closing Date or (ii) had no knowledge of such breach prior to the Closing Date.

16.      SELLERS' WARRANTIES INDEMNIFICATION

16.1     SELLERS' LIABILITY FOR DAMAGES

         Subject to the terms of this Agreement, including Articles 15 to 18 (inclusive), the Sellers shall indemnify and hold harmless (vrijwaren) the Purchaser from any costs, expenses and damages directly resulting from:

         16.1.1 a Material Sellers' Pre-Closing Breach, a Material Sellers' Guarantor Pre-Closing Breach, a Sellers' Pre-Closing Breach or a Sellers' Guarantor Pre-Closing Breach; and

         16.1.2 a breach of the Sellers' Warranties and the Sellers' Guarantor Warranties.

16.2     COSTS

         For the avoidance of doubt, any amounts payable by the Sellers or the Sellers' Guarantor for any breach of a Sellers' Warranty and a Sellers' Guarantor Warranty will include an amount for all reasonable costs incurred by the Purchaser in connection with the determination, prevention or limitation of any loss or damage resulting from or arising as a result of any breach of any Sellers' Warranty and a Sellers' Guarantor Warranty and in particular, but without limitation, will include all reasonable legal costs as determined by a Judgment pursuant to Article 22.2.6.

16.3     INTEREST

         Interest against the Interest Rate on the amount of each claim resulting from any breach of any Sellers' Warranties and any Sellers' Guarantor Warranties shall be payable by the Sellers to the Purchaser, or at the discretion of the Purchaser to any of the Companies notified by the Purchaser to each of the Sellers, from the date a Claim Notice is sent pursuant to Article 18.

17.      LIMITATION OF SELLERS' LIABILITY

17.1     LIMITATIONS AS TO AMOUNT

         The Sellers are not liable for a breach of any of the Sellers'
         Warranties:

         17.1.1 until the amount of each claim involving or relating to a breach of the Sellers' Warranties exceeds one million Euro ((euro)1,000,000), except for the Sellers' Warranties provided for in Articles 3.2, 3.3, 3.4, 3.9 and 3.15.3, to which no such threshold apply;

         17.1.2 until the amount of such claims (each claim exceeding the amount set forth in Article 17.1.1) exceeds the total sum of ten million Euro ((euro) 10,000,000), in which case the Sellers are liable for the full amount claimed, except for the Sellers' Warranties provided for in Articles 3.2, 3.3, 3.4 and 3.9, to which no such basket apply; and

         17.1.3 to the extent the total amount payable by the Sellers in respect of (i) all such claims under the Sellers' Warranties, except those in Articles 3.2, 3.3 and 3.4, exceeds the amount of two hundred fifty million Euro ((euro) 250,000,000) and
                  (ii) a breach of the Sellers' Warranties provided for in Articles 3.2, 3.3 and 3.4, exceeds the amount equal to the Purchase Price,

         it being understood that the minimum thresholds stipulated in Article
         17.1.1 and 17.1.2 must be determined exclusive of any penalties, interest and expenses and the maximum thresholds stipulated in Article
         17.1.3 must be determined inclusive any penalties, interest and expenses.

17.2     LIMITATIONS AS TO TIME

         The Sellers are not liable for a breach of the Sellers' Warranties, unless a Claim Notice (stating in reasonable detail the nature of the claim and, if practicable, the amount claimed) has been sent by the Purchaser to the Sellers:

         17.2.1 in respect of claims involving or relating to Articles 3.4 before the date of the expiry of the period determined by the relevant statute of limitations under Applicable Law;

         17.2.2 in respect of claims involving or relating to Articles 3.9 before the date being five (5) years and two (2) months after the Closing Date;

         17.2.3   in respect of claims involving or relating to in Article
                  3.15.3 before the date being five (5) after the Closing Date;
                  or

         17.2.4 in respect of any other Sellers' Warranties before the date which is one (1) year after the Closing Date.

17.3     SPECIFIC LIMITATIONS

         The Purchaser cannot file any claims against the Sellers on the basis of the Sellers' Warranties if and to the extent that such claim is directly attributable to:

         17.3.1 any voluntary act, omission, transaction, or arrangement carried out before the Closing Date at the express written request or with the prior written consent of the Purchaser; or

         17.3.2 any change in Applicable Law effective after the date of this Agreement.

17.4     LIMITATIONS ON CALCULATION OF DAMAGES

         In calculating the liability of the Sellers for any claim for breach of the Sellers' Warranties, that liability must be reduced:

         17.4.1 by any amount actually recovered by the Purchaser or its Affiliates by any of the Companies under any insurance policy in respect of such claim;

         17.4.2 by the value of any payment actually received or any actual reduction of an amount due and payable under any Applicable Tax Law by the Purchaser or its Affiliates or by any of the Companies;

         17.4.3 to the extent that the matter giving rise to the claim under the Sellers' Warranties was provided for in the Audited Accounts; and

         17.4.4 to the extent that a breach of the Sellers or of the Sellers' Guarantor reduced the Net Cash Amount limited by the sum of the Preliminary Net Cash Reduction and the Net Cash Adjustment.

17.5     RECOURSE

         Where the Sellers are liable in respect of any claim under the Sellers' Warranties and make payment of that claim to the Purchaser in full and the Purchaser has a right of reimbursement (in whole or in part) against any person, the Purchaser must, to the extent lawful, assign to the Sellers the benefit of that right for no further consideration. Where the third party's consent to that assignment is required the Purchaser must use its best efforts to obtain it.

17.6     INDIRECT OR CONSEQUENTIAL LOSS

         The Purchaser is not entitled to recover under this Agreement any loss of profit by the Purchaser or any of the Companies as a result of or in connection with any breach of the Sellers' Warranties.

18.      CLAIM PROCEDURES

18.1     CLAIM NOTICE

         If the Purchaser becomes aware of any fact, matter, event or circumstance that in the reasonable opinion of the Purchaser is likely to result in the liability of the Sellers under the Sellers' Warranties, the Purchaser must:

         18.1.1 inform the Sellers and the Sellers' Guarantor by written notice of the potential breach of the Sellers' Warranties as soon as possible after becoming aware thereof, with a summary of the facts relating to such breach at that time readily available to the Purchaser (the "CLAIM NOTICE");

         18.1.2 after sending a Claim Notice to the Sellers and the Sellers' Guarantor, to the extent reasonably possible or available, give the Sellers and the Sellers' Guarantor any further particulars the Sellers and the Sellers' Guarantor reasonably requests in writing concerning the claim so that the Sellers and the Sellers' Guarantor can investigate the claim and form an opinion as to whether the claim is justified;

         18.1.3 take any steps that the Sellers and the Sellers' Guarantor may reasonably request in writing to avoid, dispute or mitigate any claim or matter which would give rise to a claim under the Sellers' Warranties;

         18.1.4 take any reasonable action that is required to avoid or dismiss an adverse effect on the financial position or the business of the Companies, provided that such action must be taken in consultation with the Sellers and the Sellers' Guarantor and taking the interests of the Sellers and the Sellers' Guarantor into account; and

         18.1.5 where a time limit applies to a claim giving rise to a liability or a potential liability under the Sellers' Warranties, the Purchaser must use all reasonable efforts to ensure that the time limit is complied with (unless otherwise instructed by the Sellers and the Sellers' Guarantor).

18.2     DEFENCE

         18.2.1 After sending a Claim Notice to the Sellers and the Sellers' Guarantor, any of the Sellers or the Sellers' Guarantor may at any time take over the defence of such claim (either in whole or in part), provided that it (i) seeks the assistance of a legal advisor who has the relevant expertise, (ii) assumes the liability for such claim subject to the terms and conditions of this Agreement, including but not limited to Articles 16 and 17. If any of the Sellers or the Sellers' Guarantor takes over the defence (either in whole or in part), the Purchaser and each of the Companies shall:

                  (i) leave the defence against the claim entirely to the Sellers and the Sellers' Guarantor, provided that they shall conduct the defence to the best of their abilities, having reasonable regard to the Purchaser's and each of the Companies' interests and keep the Purchaser informed of the status of the matter; and

                  (ii) lend the Sellers and the Sellers' Guarantor any co-operation that they may require reasonably for the defence, including the granting of powers of attorney and the provision of information and documents or copies thereof.

         18.2.2 To the extent that the Purchaser or any of the Companies conducts the defence against such a claim, it shall do so to the best of its abilities, taking into account not only its own interests but also the interests of the Sellers and of the Sellers' Guarantor. The Purchaser and each of the Companies shall keep the Sellers and the Sellers' Guarantor informed of all material developments and provide copies of all relevant documentation. The Purchaser and each of the Companies shall not without the prior written consent of the Sellers and of the Sellers' Guarantor, acknowledge any claim, waive any defence or enter into any settlement with regard to a claim. The Sellers and the Sellers' Guarantor shall not withhold their consent on unreasonable grounds.

         18.2.3 The Party conducting the defence against a claim shall at all times keep the other Parties informed of any development in the dispute and of its intentions as to how to proceed.

18.3     COMPLIANCE BY THE COMPANIES

         After the Closing Date, the Purchaser shall procure that the Companies shall comply with Articles 18.1 and 18.2. Prior to and on the Closing Date, the Sellers shall procure that the Companies shall comply with Articles 18.1 and 18.2.

18.4     THIRD PARTY CLAIMS

         If the Purchaser or any of the Companies become aware of any right it may have to claim any amount from any third party in respect of any matter which has previously been the subject of a payment by the Sellers or by the Sellers' Guarantor under this Agreement, the Purchaser will promptly notify the Sellers and the conduct provisions of this Article shall apply to such right mutatis mutandis, and the lesser of the amount recovered by or on behalf of the Purchaser or any of the Companies from such third party and the amount originally paid by the Sellers or by the Sellers' Guarantor, shall be paid to the Sellers or to the Sellers' Guarantor.

18.5     WAIVER ARTICLE 7:23(1) OF THE DUTCH CIVIL CODE

         The Parties specifically agree that the arrangement provided for in Articles 16 and 17 shall apply between the Parties instead of the provisions set out in Article 7:23(1) of the Dutch Civil Code and that the Sellers and the Sellers' Guarantor shall not have the right to invoke any rights that it would otherwise have pursuant to Article 7:23(1) of the Dutch Civil Code.

19.      INDEMNITY BY THE PURCHASER

19.1     PURCHASER'S LIABILITY

         In the event of a breach of the Purchaser's Warranties or in the event of any non-fulfilment of any obligation of the Purchaser under this Agreement that has adverse consequences for the Sellers and the Sellers' Guarantor, the Purchaser shall indemnify and hold harmless (vrijwaren) the Sellers and the Sellers' Guarantor from any costs, expenses, damages, and legal fees and expenses directly resulting from any breach of the Purchaser's Warranties or any non-fulfilment of any obligation of the Purchaser under this Agreement.

19.2     COSTS

         For the avoidance of doubt, any amounts payable by the Purchaser for any breach of a Purchaser's Warranty will include an amount for all reasonable costs incurred by the Sellers and the Sellers' Guarantor in connection with the determination, prevention or limitation of any loss or damage resulting from or arising as a result of any breach of any

         Purchaser's Warranty and in particular, but without limitation, will include all reasonable legal costs as determined by a Judgment pursuant to Article 22.2.6.

19.3     INTEREST

         Interest against the Interest Rate on the amount of each claim resulting from any breach of a Purchaser's Warranties shall be payable by the Purchaser to the Sellers and the Sellers' Guarantor, or at the discretion of the Sellers or the Sellers' Guarantor to any member of the Sellers' Group, from the date a claim notice is sent to the Purchaser.

20.      CONDUCT OF TAX AFFAIRS

20.1     CONDUCT OF TAX AFFAIRS FOR THE RELEVANT PERIODS

         The Purchaser and the Sellers agree that, subject to the following provisions of this Article 20 and of Article 18.2.1(ii) (including assuming liability), the Sellers shall at their own expense have the conduct of the tax affairs of the Companies for the Relevant Periods.

20.2     CONDUCT OF TAX AFFAIRS - PURCHASER'S COVENANTS

         20.2.1 Notwithstanding any provision of this Agreement, the Sellers shall not prepare or submit any tax return or have any contact with the Tax authorities in The Netherlands on the Note and the provisions, without instructions and approval of the Purchaser

         20.2.2   The Purchaser shall procure that:

                  (i) the Sellers (or such professional advisers as the Sellers may elect) shall have the conduct of the preparation, submission to the relevant authority, negotiation, and agreement of the Taxes Returns of the Companies for the Relevant Periods which have not been prepared and agreed with the relevant authority prior to Closing;

                  (ii) the Sellers and their advisers shall be provided on a timely basis with such information and assistance (including reasonable assistance from employees of the Purchaser and the Companies) and reasonable access to such documents and records relating to the Companies as may reasonably be required in connection with the agreement of the Tax Returns of the Companies for the Relevant Periods;

                  (iii) the Companies, at the written request of the Sellers or their advisers, shall make those claims and elections in respect of the Relevant Periods that are reflected in a provision in the audited accounts; and

                  (iv) the Companies shall authorise, sign and submit any Tax Returns and other ancillary information, accounts, statements and reports relating to the Relevant Periods which have been provided to them by the Sellers and are required by the relevant authority (incorporating such amendment as the Purchaser may in writing request) provided that no Company shall be obliged to sign any Tax Return which it considers not to be full, true and accurate in all material respects.

         20.2.3 The Purchaser's Group and any of Purchaser's Affiliates shall not take (or cause or permit any of the Companies to take) any action which could increase the liability of any member of the Sellers' Group for Taxes (including any liability any member of the Sellers' Group to indemnify the Purchaser or the Companies for Taxes pursuant to this Agreement) including, for example, any action which could result in, or change the character of, any income or gain (including any Subpart F income) that any member of the Sellers' Group must report on any Tax Return (e.g. the declaration of any dividend by any of the Companies on the Closing Date, the declaration of any repayment of capital by any of the Companies, or the declaration of any share premium by any of the Companies).

20.3     CONDUCT OF TAX AFFAIRS - SELLERS' COVENANTS

         The Sellers shall procure that in relation to the tax affairs of any of the Companies for the Relevant Periods:

         20.3.1 they will provide to the Purchaser copies of all correspondence and other documents to be submitted to the relevant authority in relation to Tax Returns for the Relevant Periods (together with such other information as may be necessary to enable the Purchaser to consider the correspondence and other documents in light of all material facts) in sufficient time before submission to the relevant authority to enable the Purchaser to comment on such correspondence or documents;

         20.3.2 any Tax Returns are agreed with the relevant authority as quickly as reasonably possible;

         20.3.3 the Purchaser is kept fully informed about the status of any negotiations relating to the tax affairs of the Companies for the Relevant Periods and is consulted on any matters relating to the tax affairs of the Companies for the Relevant Periods which the Purchaser may specify in writing to the Sellers; and

         20.3.4 all reasonable comments of the Purchaser' Group received by the Sellers or their advisers are incorporated in the documents to be submitted to the relevant authority.

20.4     CONDUCT OF TAX AFFAIRS - PURCHASER TAKING OVER TAX AFFAIRS

         20.4.1 If the Purchaser considers in its reasonable opinion that the Sellers are not complying with their obligations under Article
                  20.3 in relation to any Relevant Period it shall notify the Sellers and the Sellers' Guarantor of that fact in writing, with a summary of the facts at that time readily available to the Purchaser. The Purchaser shall, to the extent reasonably possible or available, give the Sellers and the Sellers' Guarantor any further particulars the Sellers and the Sellers' Guarantor reasonably requests in writing concerning the subject of the notice so that the Sellers and the Sellers' Guarantor can investigate the subject of the notice and form an opinion as to whether the Purchaser's notification is justified.

         20.4.2 If within fifteen (15) days of receiving the written notice under Article 20.4.1 the Sellers fail to provide an explanation which is satisfactory to the Purchaser in its reasonable discretion, the Purchaser shall, provided that a detailed explanation as to the basis of their objection and, following good faith consultation, be entitled, at the expense of the Sellers, to take over the tax affairs of the relevant Company for the Relevant Period(s) specified in the Purchaser's notice, provided, however, that:

                  (i) the Purchaser shall do so to the best of its abilities, taking into account not only its own interests and that of the Companies, but also the interests of the Sellers' Group;

                  (ii) the Purchaser and each of the Companies shall keep the Sellers and the Sellers' Guarantor informed of all material developments and provide copies of all relevant documentation;

                  (iii) the Purchaser and each of the Companies shall not without the prior written consent of the Sellers and of the Sellers' Guarantor, acknowledge any obligation, waive any defence or enter into any settlement; the Sellers and the Sellers' Guarantor shall not withhold their consent on unreasonable grounds;

                  (iv) any Advisor engaged in that respect shall be appointed by mutual consent of all Parties; and

                  (v) the Purchaser shall at all times keep the Sellers and the Sellers' Guarantor informed of any development and of its intentions as to how to proceed.

20.5     CONDUCT OF TAX AFFAIRS - ALLOWED DISCLOSURES

         Notwithstanding anything to the contrary contained in this Agreement, the Confidentiality Agreements, or any other express or implied agreement, arrangement or understanding, the Parties and their Affiliates, employees, representatives and other agents may disclose to any and all persons the structure and any of the tax aspects of the transactions contemplated by this Agreement, which are necessary to describe or support any United States federal income tax benefits that may result therefrom or any materials relating thereto, except where confidentiality is reasonably necessary to comply with United States federal or state securities laws. The Parties or their representatives may be required to maintain a list of participants and other related information with respect to the transactions contemplated by this Agreement pursuant to section 6112 of the United States Internal Revenue Code of 1986, as amended. This list, if required, will be available for inspection upon request by the United States Internal Revenue Service.

21.      NOTICES

21.1     DELIVERY OF NOTICES

         All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery, (b) facsimile transmission, (c) registered or certified mail, postage prepaid, return receipt requested or (d) courier service. Notices shall be sent to the appropriate Party at its address or facsimile number given below (or at such other address or facsimile number for such Party as shall be specified by notice given hereunder).

         If to the Sellers, to:

         The Sellers
         c/o Reliant Energy Europe Inc.
         1111, Louisiana Street
         Houston, Texas 77002
         United States of America
         Attn: Dan N. Hannon
         Telefax: +1 713 207 0159

         with a copy, which shall not constitute notice under this Agreement, to:

         Clifford Chance Limited Liability Partnership
         Droogbak 1A
         1013 GE Amsterdam
         The Netherlands
         Attn: Tom de Waard
         Telefax: +31 (0) 20 711 9999

         If to the Sellers' Guarantor, to:

         Reliant Resources Inc.
         1111, Louisiana Street
         Houston, Texas 77002
         United States of America
         Attn: Dan N. Hannon
         Telefax: +1 713 207 0159

         with a copy, which shall not constitute notice under this Agreement, to:

         Clifford Chance Limited Liability Partnership
         Droogbak 1A
         1013 GE  Amsterdam
         The Netherlands
         Attn: Tom de Waard
         Telefax: +31 (0) 20 711 9999

         If to the Purchaser, to:

         The Purchaser
         n.v. Nuon
         Spaklerweg 20

         P.O.Box 41920
         1009 DC Amsterdam
         Attn: Mr Erik S. Velderman
         Telefax: +31 (0) 20 597 42 10

         with a copy, which shall not constitute notice under this Agreement, to:

         Allen & Overy
         Apollolaan 15
         1077 AB Amsterdam
         Attn: Jan Louis Burggraaf
         Telefax: +31 (0) 20 674 1837

         Notwithstanding any other provision of this Agreement, for the purpose of serving any document (including notices and writs of summons) relating to or in connection with this Agreement, each of the Sellers hereby choose as their place of domicile the address of Clifford Chance Limited Liability Partnership in Amsterdam, The Netherlands (attn.: Mr.
         T. de Waard) and appoints such as their Service Agent (domicilie keuze).

21.2     RECEIPT OF NOTICES

         All such notices, requests, demands, waivers and other communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or
         (iii) in the case of a facsimile transmission, transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above by first class mail or by an overnight courier service, postage prepaid. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

22.      GOVERNING LAW AND DISPUTE RESOLUTION

22.1     GOVERNING LAW

         This Agreement (including the Annexes and the Appendices to the Annexes, unless specifically stated otherwise therein) is governed by and shall be construed in accordance with the laws of The Netherlands.

22.2     DISPUTE RESOLUTION PROCEDURES

         22.2.1 Save as otherwise set out in this Agreement, any dispute arising out of or in connection with this Agreement (including questions in respect of the authority of the arbitrators) will be finally settled by arbitration in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut).

         22.2.2 The arbitral tribunal will be composed of three arbitrators appointed in accordance with those rules. Parties agree that one of the arbitrators shall have the nationality of the United States of America and one of the arbitrators shall have the nationality of The Netherlands. The third arbitrator, being also the chairman, shall have neither the nationality of The Netherlands, nor of the United States of America.

         22.2.3   The arbitrators will decide according to the rules of law.

         22.2.4   The place of arbitration shall be Amsterdam, The Netherlands.

         22.2.5 The arbitration proceedings shall be conducted in the English language and shall be governed by the laws of The Netherlands.

         22.2.6 The costs of arbitration shall in principle be borne by the unsuccessful Party. However, the arbitrators may apportion each of such costs between the Parties if they determine that apportionment is reasonable, taking into account the circumstances of the case.

         22.2.7 The award of the arbitral tribunal will be final and binding on the Parties and may be presented by any of the Parties for enforcement in any jurisdiction and the Parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this Agreement to arbitrate and any award rendered under this Agreement. In any such enforcement action, irrespective of where it is brought, none of the Parties will seek to invalidate or modify the decision of the arbitral tribunal or otherwise to invalidate or circumvent the procedure set forth in this Article 22.2.

23.      NO RESCISSION

         Without prejudice to Articles 12, 13 and 15 the Parties hereby waive their rights, if any, under Sections 6:228, 6:230.2, 6:258 and 6:265 of the Dutch Civil Code to rescind, annul, dissolve or amend this Agreement (including gehele dan wel partiele vernietiging dan wel ontbinding) or to claim damages in lieu of annulment, and the other Parties hereby accept such waiver.

24.      MISCELLANEOUS

24.1     ENTIRE AGREEMENT

         This Agreement together with Confidentiality Agreements constitutes the entire agreement, and replaces and extinguishes all prior agreements, undertakings, arrangements, understandings or statements of any nature made by the Parties or any of them whether oral or written (and, if written, whether or not in draft form) with respect to such subject matter.

24.2     WAIVER

         The Purchaser for itself as well as for each of its Affiliates hereby agrees with the Sellers that any and all claims relating to the Sellers shall be governed by this Agreement and the Confidentiality Agreements. If and to the extent the laws of any jurisdiction provide for more protection to the Purchaser or any of its Affiliates than is provided to the Purchaser in this Agreement and pursuant to the Confidentiality Agreements, the Purchaser (on behalf of itself as well as for each of its Affiliates) hereby excludes or (if incapable of exclusion) irrevocably waives (afstand van recht) its rights to any such rights and implied representations or warranties and the other Parties hereby accept such waiver.

24.3     EXPENSES

         24.3.1 Save as otherwise provided in this Agreement, each Party will bear its own expenses incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement, including legal and auditing fees and expenses and costs.

         24.3.2 The notarial costs of the Deed of Transfer of Shares shall be borne by the Purchaser.

24.4     PRESS ANNOUNCEMENTS

         The Parties shall not make any press release or public announcement relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Parties prior to making such release or announcement. The foregoing shall not prohibit any disclosure as may be required by Applicable Law or by the rules of any recognised stock exchange, or upon request of any of the rating agencies; provided, however, that such disclosure may not violate the terms of the Confidentiality Agreement and that the disclosing Party shall consult with the other Parties in advance of such disclosure.

24.5     ASSIGNMENT OF RIGHTS AND OBLIGATIONS

         No Party may assign any of its rights or transfer any of the obligations under this Agreement without prior written consent of the other Parties, save that the Purchaser's rights under this Agreement may be assigned by the Purchaser to any of its Affiliates and by such Affiliate to any of its Affiliates; provided that in each such case, the Purchaser prior to such assignment irrevocably guarantees vis-a-vis the Sellers and the Sellers' Guarantor any and all obligations of such Affiliate under this Agreement.

24.6     VARIATION

         This Agreement may not be amended, supplemented or changed, nor may any provision hereof be waived, except by written instrument making specific reference to this Agreement signed by each of the Parties.

24.7     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document. All signatures need not be on the same counterpart.

24.8     SEVERABILITY

         In the event that any provision of this Agreement shall be finally determined to be unenforceable, such provision shall, so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

24.9     LANGUAGE

         Subject to Article 1.2.7, any documentation and oral or written communications by one Party to any other Party shall be in the English language, unless otherwise agreed between such Parties.

24.10    JOINT LIABILITY

         Without prejudice to Article 9.6, with regard to all obligations, representations, warranties, covenants and other undertakings that are expressed to be made, undertaken or given by the Sellers to the Purchaser or any of the Companies, the Sellers shall be jointly and severally liable in respect thereof.

IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto on the date set out on page one.

For and on behalf of:

RELIANT ENERGY EUROPE INC., as Seller No. 1,

/s/ Paul A. Castanon
------------------------------------

By: Paul A. Castanon
Title: Vice President

For and on behalf of:

RELIANT ENERGY WHOLESALE (EUROPE) HOLDINGS B.V., as Seller No. 2,

/s/ Paul A. Castanon
------------------------------------

By: Paul A. Castanon
Title: Managing Director

For and on behalf of:

N.V. NUON, as Purchaser,

/s/ Ludo M. J. van Halderen
------------------------------------

By: Ludo M. J. van Halderen
Title: Statutory Director

For and on behalf of:

RELIANT RESOURCES, INC., as Sellers' Guarantor,

/s/ David S. Freysinger
------------------------------------

By: David S. Freysinger
Title: Power-of-Attorney